EXHIBIT (10.15)




                  DEVELOPMENT AND LICENSE AGREEMENT



                             Between



                       SEARS, ROEBUCK AND CO.



                               and



                  CONSUMER PROGRAMS INCORPORATED





                         January 31, 2001


























              (PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

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                            TABLE OF CONTENTS
ARTICLE                                                     PAGE
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
I.    GENERAL ..............................................  2
      1.1   Purpose of Agreement ...........................  2
      1.2   Definitions ....................................  2
      1.3   License Grant ..................................  5
      1.4   Exclusivity Obligations ........................  5
            1.4.1 Licensee Obligations .....................  5
            1.4.2 Sears' Obligations .......................  6
            1.4.3 Reserved Rights ..........................  6
      1.5   Kodak Licenses .................................  6
      1.6   Sears Participation in Licensee ................  6
      1.7   No Representations .............................  7

II.   DEVELOPING AND IMPLEMENTING THE LICENSED WEBSITE .....  7
      2.1   Overview .......................................  7
      2.2   Requirements Phase .............................  7
      2.3   Project Plan ...................................  7
            2.3.1 Specifications ...........................  8
            2.3.2 Performance Standards ....................  8
            2.3.3 Implementation Workplan ..................  8
            2.3.4 Testing Criteria .........................  8
      2.4   Implementation of the Project Plan .............  9
            2.4.1 Implementation Delays ....................  9
                  2.4.1.1 Additional Personnel .............  9
                  2.4.1.2 Right to Withhold Payment ........  9
                  2.4.1.3 No Obligation for Sears' Delays ..  9
            2.4.2 Change Order Process .....................  9
      2.5   Testing and Certification ...................... 10
            2.5.1 Certification ............................ 10
            2.5.2 Failure to Achieve Certification ......... 10
            2.5.3 Post-Certification Modifications to
                   Licensed Website ........................ 10
      2.6   User Documentation ............................. 11
      2.7   Source Code Escrow ............................. 11
            2.7.1 Deposits ................................. 11
            2.7.2 Timing of Deposits ....................... 11
            2.7.3 Escrow Costs ............................. 12
            2.7.4 License to Sears ......................... 12

III.  ONGOING OPERATION OF THE LICENSED WEBSITE ............ 12
      3.1   Operating Standards ............................ 12
            3.1.1 General .................................. 12
            3.1.2 Service Level Credits .................... 12
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
      3.2   Hosting Services ............................... 13
      3.3   Equipment ...................................... 13
      3.4   Disaster Recovery Plan ......................... 13
      3.5   Development Environment ........................ 13
      3.6   Administration of Domain Names ................. 13
      3.7   Licensee Customer Agreements ................... 14
      3.8   Customer Care .................................. 14
      3.9   Consistent Image ............................... 14
      3.10  Permits and Licenses ........................... 14
      3.11  No Sears' Obligations .......................... 14
      3.12  Market-Leading Services and Technology ......... 14

IV.   MARKETING OF THE LICENSED BUSINESS ................... 15
      4.1   Promotion of Licensed Website .................. 15
            4.1.1 Marketing Materials ...................... 15
            4.1.2 Access to Sears Marketing Channels ....... 15
            4.1.3 Associate Discounts ...................... 15
      4.2   Links and Advertising Requirements ............. 16
            4.2.1 Links to Sears Websites .................. 16
            4.2.2 Links to Licensee or Third Party Sites ... 16
            4.2.3 Advertising on Licensed Website .......... 16
      4.3   Use of Sears Marks ............................. 16
            4.3.1 Restrictions on Use of Sears Marks ....... 16
            4.3.2 No Challenge to Sears Marks .............. 16
            4.3.3 Rights in Sears Marks .................... 17
            4.3.4 Registration of Marks .................... 17
            4.3.5 License to Licensee Marks ................ 17
            4.3.6 Injunctive Relief ........................ 17
            4.3.7 No Continuing Rights Upon Termination .... 18
      4.4   Content Licenses ............................... 18
            4.4.1 General .................................. 18
            4.4.2 Use Restrictions ......................... 18
      4.5   No Unsolicited or Permissioned Email Campaigns
             Without Sears' Approval ....................... 18

V.    PERSONNEL ............................................ 19
      5.1   Licensee Personnel ............................. 19
            5.1.1 General .................................. 19
            5.1.2 Employee Compensation .................... 19
      5.2   Removal/Reassignment of Licensee Personnel by
             Licensee ...................................... 19
      5.3   Sears' Personnel ............................... 19
      5.4   Subcontracting ................................. 20
      5.5   Right to Access; Identification Credentials;
             Facility Rules ................................ 20
      5.5.1 Right of Access ................................ 20
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            5.5.2 Facility Rules ........................... 20

VI.   PAYMENT TERMS ........................................ 20
      6.1   Business Development Fee ....................... 20
      6.2   Sears Fees ..................................... 21
      6.3   Payment Methods for Sales ...................... 21
      6.4   Payment Settlement ............................. 21
      6.5   Payment of Sears Fees .......................... 22
      6.6   Payment of Obligations ......................... 22
      6.7   Rights of Recoupment and Setoff ................ 22
      6.8   Survivability .................................. 23

VII.  ADMINISTRATION OF THE AGREEMENT ...................... 23
      7.1   Relationship Managers .......................... 23
      7.2   Meetings ....................................... 23
            7.2.1 Quarterly Review Meetings ................ 23
            7.2.2 Weekly Status Meetings ................... 23
            7.2.3 Agenda; Minutes .......................... 24
      7.3   Reports ........................................ 24
            7.3.1 Monthly Performance Reports .............. 24
            7.3.2 Other Reports ............................ 25
      7.4   Audit Rights ................................... 25
            7.4.1 Financial ................................ 25
            7.4.2 Operational .............................. 25
            7.4.3 Underreporting ........................... 26
      7.5   Survivability .................................. 26

VIII. REPRESENTATION AND WARRANTIES ........................ 26
      8.1   Functionality and Performance Warranties ....... 26
            8.1.1 Functionality of Licensed Website ........ 26
            8.1.2 Performance Standards .................... 27
            8.1.3 Scalability .............................. 27
            8.1.4 Disabling Code Warranty .................. 27
            8.1.5 Open Architecture Warranty ............... 27
            8.1.6 Year 2000 Compliance ..................... 28
            8.1.7 Correction of Failure to Meet Functionality
                   and Performance Warranties .............. 28
      8.2   Complete Description of Licensee Software ...... 28
      8.3   User Documentation Warranty .................... 28
      8.4   Services Warranty .............................. 29
      8.5   Provision of Goods and Services ................ 29
      8.6   Intellectual Property Warranty ................. 29
      8.7   Warranty of Authority .......................... 29

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      8.8   Pending Litigation Warranty .................... 29
      8.9   Compliance With Law ............................ 29

IX.   TERM AND TERMINATION ................................. 30
      9.1   Term  .......................................... 30
      9.2   Mutual Right of Termination .................... 30
      9.3   Termination of Agreement by Sears With Notice .. 30
      9.4   Termination of Agreement by Sears Without
             Further Notice ................................ 31
      9.5   Termination of Agreement by Licensee ........... 31
      9.6   Rights of Parties Upon Termination or Expiration
             of Agreement .................................. 32
            9.6.1 General .................................. 32
            9.6.2 Expiration of Agreement Without Renewal .. 32
            9.6.3 Termination Without Cause By Sears or
                   for Cause By Licensee ................... 32
            9.6.4 Termination Without Cause By Licensee or
                   for Cause By Sears ...................... 33
            9.6.5 Perpetual License to Licensee Software ... 34
      9.7   Survivability .................................. 35

X.    PROPRIETARY RIGHTS; CUSTOMER AND CONFIDENTIAL
       INFORMATION ......................................... 35
      10.1  Proprietary Rights ............................. 35
            10.1.1 Licensee's Proprietary Rights ........... 35
            10.1.2 Sears' Proprietary Rights ............... 35
            10.1.3 Joint Ownership Rights .................. 35
            10.1.4 Competitive Advantage Rights ............ 35
            10.1.5 General Knowledge ....................... 36
      10.2  Monitoring of Traffic and Sales ................ 36
      10.3  Customer Information ........................... 36
      10.4  Confidential Business Information .............. 36
            10.4.1 Sears' Confidential Business Information. 36
            10.4.2 Licensees' Confidential Business
                    Information ............................ 37
            10.4.3 Agreement Confidential .................. 37
            10.4.4 Treatment of Confidential Business
                    Information ............................ 37
            10.4.5 Exceptions to Confidential Treatment .... 38
            10.5  Confidential Personal Information ........ 39
            10.5.1 Confidential Personal Information ....... 39
            10.5.2 Treatment of Confidential Personal
                    Information ............................ 39
      10.6  Injunctive Relief .............................. 40
      10.7  Survivability .................................. 40

XI.   DEFENSE AND INDEMNITY ................................ 41
      11.1  By Licensee .................................... 41

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      11.1.1 Defense ................................. 41
            11.1.2 Indemnity ............................... 41
      11.2  By Sears ....................................... 42
            11.2.1 Defense ................................. 42
            11.2.2 Indemnity ............................... 42
      11.3  Survival ....................................... 43

XII.  INSURANCE ............................................ 43
      12.1  Types of Insurance ............................. 43
      12.2  No Cancellation Without Notice ................. 44
      12.3  Certificates ................................... 44
      12.4  Expiration/Non-Renewal ......................... 44

XIII. DISPUTE RESOLUTION ................................... 45
      13.1  Relationship Manager Level Performance Review .. 45
      13.2  Executive Level Performance review ............. 45
      13.3  Voluntary, Non-Binding Mediation ............... 45
      13.4  Continued Performance .......................... 45
      13.5  Equitable Relief ............................... 45

XIV.  MISCELLANEOUS ........................................ 45
      14.1  Relationship of Parties ........................ 45
      14.2  Assignment ..................................... 46
            14.2.1 General ................................. 46
            14.2.2 Change of Control ....................... 46
            14.2.3 Assignment to Centrics .................. 46
      14.3  Assignment by Sears ............................ 48
      14.4  Binding Nature ................................. 48
      14.5  Publicity ...................................... 48
      14.6  Cumulative Remedies ............................ 48
      14.7  Bankruptcy ..................................... 48
      14.8  Severability ................................... 48
      14.9  Governing Law .................................. 49
      14.10 Headings ....................................... 49
      14.11 Interpretation ................................. 49
      14.12 Notices ........................................ 49
      14.13 Incorporation of Recitals ...................... 50
      14.14 Entire Agreement ............................... 50


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                            TABLE OF CONTENTS (...continued)

SCHEDULES AND EXHIBITS
Schedule 1.2                Definitions
Schedule 1.2(b)             Authorized Products
Schedule 1.2(e)             Description of Licensed Business
Schedule 1.2(g)             Licensee Software
Schedule 1.2(p)             Sears Marks
Schedule 1.2(s)             Source Code
Schedule 1.4.1              Exceptions to Licensee's
                             Exclusivity Obligations
Schedule 1.4.1(c)           Direct Competitors
Schedule 2.3.1              Specifications
Schedule 2.3.2(a)           Performance Standards
Schedule 2.3.2(b)           Minimum Operating Standards
Schedule 2.5.3              Form for Approval for Post-
                             Certification Changes
Schedule 3.1.1              Privacy Policy
Schedule 3.1.2              Service Level Credits
Schedule 3.4                Disaster Recovery Plan
Schedule 3.6                Domain Names
Schedule 3.8                Customer Support Hours
Schedule 4.3.3              Licensee's Marks
Schedule 5.1.1              Licensee's Key Personnel
Schedule 5.4                Approved Contractors
Schedule 6.1                Business Development Fee
Schedule 6.2                Sears Fees
Schedule 6.3                Credit Card Conditions
Attachment 1 to
 Schedule 6.3               Operating Instructions
Schedule 7.2.1              Agenda Items for Quarterly Review
                             Meetings
Schedule 7.3.2              Licensed Website Reports
Schedule 9.6.4(d)           Transition Services
Schedule 9.6.4(f)           Transfer of Know-How
Schedule 9.6.4(h)           Assets of the Licensed Business
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                        SCHEDULES AND EXHIBITS

Exhibit 1                   Third Amendment to Sears Portrait
                             Studio License Agreement
Exhibit 2                   Kodak Letter of Intent
Exhibit 3                   Master Project Plan
Exhibit 4                   Source Code Escrow Agreement
Exhibit 5                   Photofinishing Services Agreement

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                              i


              DEVELOPMENT AND LICENSE AGREEMENT
              ---------------------------------
This Development and License Agreement, together with all Schedules and Exhibits attached hereto (collectively, the "Agreement") is made as of January 31, 2001 (the "Effective Date"), by and between SEARS, ROEBUCK AND CO., a New York corporation ("Sears"), and Consumer Programs Incorporated, a Missouri corporation, by and on behalf of itself and its Affiliates (jointly and severally, "Licensee").

                       R E C I T A L S
                       ---------------

A.   CURRENT RELATIONSHIP

     WHEREAS, Sears and Licensee have a long-standing relationship in which Licensee has and, pursuant to that certain Portrait Studio License Agreement, dated January 1,
1999, as amended ("Portrait Studio License Agreement"), continues to operate the Sears Portrait Studios.

     WHEREAS, Licensee desires to expand its relationship with Sears and the Sears Portrait Studio business through the development and operation of an Internet-based business related to photofinishing, archiving and related services, all more fully described as the "Licensed Business" in Section 1.2(e) of this Agreement.

B.   PORTRAIT ARCHIVING FUNCTIONALITY

     WHEREAS, a major factor in Sears entering into this Agreement is Licensee's agreement, as part of the Licensed Business, to develop certain functionality related to uploading images and processing customer orders directly from the Sears Portrait Studios to the Licensed Business ("Portrait Archiving Functionality").

     WHEREAS, in order for the Portrait Archiving Functionality to be completely operational, Licensee must develop and implement an interface from each of the Sears Portrait Studios to the Licensed Business.

     WHEREAS, to induce Sears to enter into this Agreement, Licensee has entered into that certain Third Amendment to the Portrait Studio License Agreement executed contemporaneously with the execution of this Agreement, a copy of which is attached hereto as Exhibit 1 ("Third Amendment") pursuant to which Licensee has agreed to develop and implement the necessary interfaces from the Sears Portrait Studios to the Licensed Business, all in accordance with the terms of the Third Amendment.

C.   KODAK LICENSES

     WHEREAS, through Licensee's due diligence efforts into the feasibility of the Licensed Business, Licensee has discovered that Eastman Kodak Company and one or more of its subsidiaries (collectively, "Kodak") own certain inventions, namely the inventions claimed in United States Patent Numbers 5,760,917; 6,017,157; 6,133,985; and 5,666,215 ("Kodak Inventions") that appear to be related to the Licensed Business.

                              1

     WHEREAS, Sears desires to license to Licensee certain rights with respect to the Licensed Business but only if and to the extent that Licensee obtains, to Sears' sole satisfaction, certain assurances from Kodak that Sears and the Licensed Business will not be adversely affected by Kodak and the Kodak Inventions, including, without limitation, Licensee obtaining a license from Kodak with respect to all of the Kodak Inventions.

     WHEREAS, Licensee has obtained from Kodak that certain
Letter Agreement, dated January 31, 2001, between Licensee and
Kodak, a copy of which is attached hereto as Exhibit 2 ("Kodak
Letter Agreement").

D.   CENTRICS

     WHEREAS, Licensee has expressed a desire to assign this Agreement, at some future time, to a subsidiary of Consumer
Programs Incorporated that will operate under the name
"Centrics Technology" ("Centrics").

     WHEREAS, to induce Sears to consider permitting such an assignment to Centrics, Licensee has agreed to guarantee
Centrics' entire performance under this Agreement in accordance with the terms set forth in this Agreement.

                          * * * * *

     WHEREAS, based on the promises, covenants and representations of Licensee set forth in these Recitals and in this Agreement, Sears has agreed to enter into this Agreement.

NOW, THEREFORE, Sears and Licensee agree as follows:

I.   GENERAL

     1.1 PURPOSE OF AGREEMENT. This Agreement represents the terms and conditions under which the parties will design, develop, implement, promote the use of, operate, support and maintain the Licensed Business.

     1.2 DEFINITIONS. Capitalized terms used herein shall have the meanings ascribed to them in the body of this Agreement and/or in the Schedules, Exhibits, Attachments, Addenda and other documents attached to this Agreement and incorporated herein by reference, or as defined below.
Schedule 1.2 sets forth an index of all other defined terms.

           (a) "Affiliate" means any person, firm, corporation, partnership (including general partnerships, limited partnerships, and limited liability partnerships), limited liability company, joint venture, business trust, association or other entity that now or in the future, directly or indirectly: (i) controls, is controlled with or by or is under common control with a party; or (ii) with respect to Sears, is managed, operated or directed by Sears. For purposes of the foregoing, "control" shall mean, with respect to: (iii) a corporation, the ownership, directly or indirectly, of fifty percent (50%) or more of the voting

                              2

     power to elect directors thereof or, for purposes of foreign corporations, if less than fifty percent (50%), the amount allowed by applicable law; and (iv) any other entity, power to direct the management of such entity.

           (b) "Authorized Products" means the products and services identified in Schedule 1.2(b), as may be amended by: (i) Sears from time to time to reflect additional products and services; and (ii) the mutual written consent of the parties to reflect the removal of any product and/or service from Schedule 1.2(b).

           (c) "Enhancements" means any new releases, improvements, modifications, upgrades, updates, fixes and additions to the Licensee Software that Licensee or the applicable vendor makes available to correct deficiencies and/or improve or extend the capabilities, including increases in the speed, efficiency or ease of operation of the Licensee Software, as well as any new software designated in writing by Licensee to be an Enhancement, and shall include any re-platformed software, whether on different operating systems or equipment. Enhancements shall include all Web-based versions and any updated data, replacement, improvement, patch, major product upgrade (e.g., version 1.0 to 2.0), minor product upgrade (e.g., version 2.0 to 2.1) or maintenance upgrade (e.g., version
     2.1 to 2.1a or 2.1.1).

           (d) "Gross Sales" means all of Licensee's direct or indirect sales of services, products, goods and/or merchandise consummated through the Licensed Business, including sales arising out of referrals, contacts or recommendations obtained from customers through the Licensed Business.

           (e) "Licensed Business" means the business described in Schedule 1.2(e), which may be amended from time to time by the mutual written consent of the parties.

           (f) "Licensed Website" means the web site located on the World Wide Web at the IP addresses 129.250.35.31 on the primary name server and 192.67.14.15 on the secondary name server.

           (g) "Licensee Software" means the software described in Schedule 1.2(g) and any Enhancements thereto.

           (h) "Net Sales" means Gross Sales, less sales taxes, returns and allowances and any actual, documented expenses charged by a Third Party service provider to, and paid by, Licensee and then charged, without further mark-up, by Licensee to customers of the Licensed Business.

           (i) "Permissioned Email" shall mean email messages which are transmitted for the purpose of advertising or promotion of the Authorized Products covered by this Agreement, whereby the transmitter of such email messages has first obtained from a customer: (a) such person's email address; and

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     (b) an affirmative expression of consent to receive
     unsolicited advertising and/or promotional emails, which customer's affirmative expression of consent is deemed acceptable by Sears in Sears' sole discretion.

           (j) "Release 1.0" means the Release of the Licensed
      Website that incorporates the functionality for Release
      1.0 as described in the Master Project Plan.

           (k) "Release 1.1" means the Release of the Licensed
     Website that incorporates the functionality for Release 1.1 as described in the Master Project Plan.

           (l) "Release 1.2" means the Release of the Licensed
     Website that incorporates the functionality for Release 1.2 as described in the Master Project Plan.

           (m) "Release 2.0" means the Release of the Licensed
     Website that incorporates the functionality for Release 2.0 as described in the Master Project Plan.

           (n) "Release 3.0" means the Release of the Licensed
      Website that incorporates the functionality for Release
      3.0 as described in the Master Project Plan.

           (o) "Sales" means Gross Sales and Net Sales.

           (p) "Sears Marks" means the trademarks, service marks and trade names identified in Schedule 1.2(p), as may be amended by Sears from time to time.

           (q) "Sears Site" means any web site operated under a domain name proprietary to Sears.

           (r) "Service Rates" means:  (i) One Hundred
     Twenty-Five Dollars ($125.00) per hour; provided, however, Licensee may adjust the rate once annually by an amount equal to the percentage change between the base salary for software engineers in the then-current calendar year and the base salary for software engineers in the prior year as reported in the Datamasters Annual Computer Industry Salary Survey for Software Engineers ("CISSE"); and (ii) the reasonable actual, documented out-of-pocket expenses incurred by Licensee in performing the Transition Services. For example, if the CISSE salary for software engineers was $100K in 2001, and had increased to $125K in 2002, the base rate of $125 per hour would be multiplied by 1.25 to compute an applicable service rate for 2002.

           (s) "Source Code" means computer software in the form of source statements for the Licensee Software including the items identified in Schedule 1.2(s).

           (t) "Territory" means the United States, Puerto Rico and Canada and any other country or territory into which Sears expands the Licensed Business.

           (u) "Third Party" means persons, corporations and entities other than Sears, Licensee or any of their Affiliates.

           (v) "Third Party Site" means any web site on the World Wide Web other than the Licensed Website or a Sears
     Site.

           (w) "Transition Period" means the period of time following the effective date of termination of this Agreement in which Licensee shall provide the Transition Services and other services required for an orderly transition of the Licensed Business to Sears or a Third Party designated by Sears in its sole discretion.

           (x) "Wind-Down Period" means the period of time following the effective date of termination of this Agreement in which Licensee shall wind-down the operation of the Licensed Business.

     1.3 LICENSE GRANT. During the Term and, as applicable, any Wind-Down Period or Transition Period, subject to the terms and conditions of this Agreement, Sears grants to Licensee the non-exclusive (except to the extent set forth in Section 1.4.2), non-transferable (except as permitted by Section 14.2), limited license to: (a) operate the Licensed Business in the Territory under the name "searsphotos.com"; (b) operate the Internet-based aspects of the Licensed Business solely through the Licensed Website for fulfillment to customers in the Territory; and
(c) use the Sears Marks in the Territory in connection with the Licensed Business.

     1.4   EXCLUSIVITY OBLIGATIONS.

           1.4.1  Licensee Obligations.  Except as set forth in
     Schedule 1.4.1, during the Term and for the applicable restricted period identified in Section 9.6 following the termination or expiration of this Agreement (the "Restricted Period"), Licensee and its Affiliates shall not, directly or indirectly, in the Territory: (a) participate in or develop, implement, operate, host, support and/or maintain any web site, interactive medium or business that (i) competes with the Licensed Business and/or (ii) offers products and/or services similar to the products and services offered by the Licensed Business; (b) have any direct or indirect, controlling or non-controlling interest as a disclosed or beneficial owner, investor, partner, director, officer, employee, manager, consultant, representative or agent, or in any other capacity in any web site, interactive medium or business that (i) competes with the Licensed Business and/or (ii) offers products and/or services similar to the products and services offered by the Licensed Business; or

     (c) develop, support and/or maintain and/or license, sublicense, sell, lease or otherwise transfer the Licensee Software for or to: (i) any web site, interactive medium or business that (A) competes with the Licensed Business and/or
     (B) offers products and/or services similar to the products and/or services offered by the Licensed Business; (ii) any non-online business that offers or sells traditional and digital camera photofinishing and archiving services, professional portrait photography studio services and/or related portrait products; or (iii) any of the companies identified in Schedule 1.4.1(c) ("Direct Competitors").
     If, during the Term, Sears elects to expand the Licensed Business to any country or territory outside of the Territory and Licensee has no operations similar to the Licensed Business located within such country or territory, Licensee's exclusivity obligations under this Section shall expand automatically to such country or territory for the remainder of the Term and during the applicable Restricted Period.

           1.4.2  Sears' Obligations.  Subject to the terms of
     Section 1.4.3, Sears shall not authorize any Third Party to use the Sears Marks or any of the Domain Names to develop and operate a business through the Internet that offers:
     (a) traditional and digital camera photofinishing and archiving; (b) the ability for customers to order, store, organize and share photographic images through the Internet; or (c) a mail-order service for traditional and digital camera photofinishing.

           1.4.3 Reserved Rights. Notwithstanding any terms of this Agreement to the contrary, except as expressly set forth in Section 1.4.2 above, Sears expressly reserves the right to promote, offer and sell to its actual and prospective customers, and to permit any Third Party to promote, offer and sell, at any retail store operated by Sears or any of its Affiliates, through any Sears Site and/or through any Third Party Sites, products and/or services that are similar to the Authorized Products or that compete with the Licensed Business.

     1.5 KODAK LICENSES. Following the Effective Date, Licensee shall engage in good faith negotiations with Kodak to obtain licenses to make, have made and use the Kodak Inventions for purposes of Licensee and Sears fulfilling their respective obligations under this Agreement. Licensee shall bear the sole costs of obtaining such licenses and shall pay any and all royalties or fees due to Kodak under the licenses or otherwise. In the event Licensee and Kodak fail to execute, on or before December 31, 2001, a definitive agreement with Kodak ("Kodak Definitive Agreement") for all of the Kodak Inventions, which license agreement shall be satisfactory to Sears, Sears shall have the right to terminate this Agreement pursuant to Section 9.3.

     1.6 SEARS PARTICIPATION IN LICENSEE. Following an assignment by Consumer Programs Incorporated ("CPI") of this Agreement in accordance with Section 14.2, Licensee shall provide Sears with prior written notice of all meetings of Centrics' board of directors or, in the event Centrics is not formed as a corporation, its equivalent ("Centrics Board of Directors"), and an individual selected by Sears ("Sears Designee") shall have the right, during the Term and, as applicable, any Wind-Down Period or Transition Period, to attend each meeting of the Centrics Board of Directors, whether formal or informal, only to the extent discussions are related to the Licensed Business. Licensee shall have the right to excuse the Sears Designee from any discussions: (a) not related to the Licensed Business; or (b) related to the termination or breach of this Agreement by either party. Licensee shall deliver notice of such meetings to the Sears Designee in the same manner and at the same time as notices are sent to all other members of the Centrics Board of Directors. Sears shall have the right, at any time, to replace the Sears Designee with another individual selected by Sears.

     1.7 NO REPRESENTATIONS. Sears makes no promises or representations whatsoever as to the potential amount of business Licensee can expect to generate at any time from the Licensed Business. Licensee is solely responsible for any expenses it incurs related to this Agreement, including Licensee's employees or any expenditures for the development, dissemination, or operation of the Licensed Website, the Licensed Business or for any facilities or equipment acquired in connection with its performance under this Agreement.

II.  DEVELOPING AND IMPLEMENTING THE LICENSED WEBSITE

     2.1 OVERVIEW. Licensee shall develop and implement the Licensed Website in accordance with a master project plan ("Master Project Plan") that outlines the functionality that Licensee will develop for each release ("Release") of the Licensed Website. The Master Project Plan shall be developed by Licensee and approved by Sears. Each Release of the Licensed Website will add successively to the functionality and performance of the Licensed Website and will be developed and implemented in accordance with the Master Project Plan and the terms of this Article II. Licensee shall:
(a) solicit Sears' input relating to the development and implementation of each Release of the Licensed Website;
(b) allow Sears to have input into the functionality and capabilities of each Release of the Licensed Website; and
(c) keep Sears fully informed as to the status of the development and implementation of each Release of the Licensed Website in accordance with the terms set forth in Sections 7.2 and 7.3. The initial version of the Master Project Plan, which covers Release 1.0, Release 1.1, Release 1.2, Release 2.0 and Release 3.0 and has been approved by Sears, is attached hereto and incorporated herein as Exhibit 3.

     2.2. REQUIREMENTS PHASE. Preparation for development of each Release of the Licensed Website shall commence with a requirements phase in which Licensee shall establish, with input from Sears, the functional and performance requirements ("Requirements") for the applicable Release. Following the requirements phase, Licensee shall develop a project plan ("Project Plan") in accordance with Section 2.3.

     2.3   PROJECT PLAN.  For each Release of the Licensed
Website, Licensee shall prepare a detailed Project Plan that includes:

           (a) the date for commencing development of the applicable Release and the date of the initial launch of the applicable Release ("Launch Date");

           (b) Specifications developed in accordance with
     Section 2.3.1;

           (c) Performance Standards developed in accordance with Section 2.3.2;

           (d) an Implementation Workplan developed in accordance with Section 2.3.3;

           (e) Testing Criteria developed in accordance with
     Section 2.3.4; and

           (f) any other mutually agreed terms.

Licensee shall submit the Project Plan to Sears for Sears' approval prior to beginning the development and implementation of each applicable Release of the Licensed Website. Once approved by Sears and Licensee, the Project Plan shall not be changed, modified or amended except in accordance with the terms set forth in Section 2.4.

          2.3.1 Specifications. Licensee shall prepare specifications ("Specifications") for each Release of the Licensed Website, which Specifications shall be based on the Requirements and shall include the items set forth in
     Schedule 2.3.1. Upon Certification of the applicable Release, Licensee shall incorporate the Specifications for such Release into the Specifications for the prior Release(s) and provide to Sears one complete set of Specifications that reflects, in detail, the functionality of the Licensed Business to date including any Interim Modifications (defined in Section 2.5.3).

           2.3.2 Performance Standards. Licensee shall prepare performance standards ("Performance Standards") for each Release of the Licensed Website, which Performance Standards shall: (a) include a detailed description of the items identified in Schedule 2.3.2(a); and (b) not be less than the minimum operating standards set forth in
     Schedule 2.3.2(b) ("Minimum Operating Standards").

           2.3.3 Implementation Workplan. For each Release of the Licensed Website, Licensee shall prepare a workplan ("Implementation Workplan") that identifies or sets forth, as applicable: (a) all critical milestone events ("Critical Milestones") and the commencement and completion dates for such Critical Milestones; (b) a detailed description of all activities to be performed by Sears including the commencement and completion dates for each such activity;
     (c) a detailed description of all activities to be performed by Third Parties; and (d) any activities of Licensee that Licensee desires to include in the Implementation Workplan.

           2.3.4  Testing Criteria.  Licensee shall be
     responsible for testing each Release of the Licensed Website in accordance with the test plan developed by Licensee and any other testing criteria set forth in the Project Plan (collectively, the "Testing Criteria"), and shall provide Sears with copies of the results of all such testing.

     2.4 IMPLEMENTATION OF THE PROJECT PLAN. Once the Project Plan has been approved by Sears: (a) Licensee shall develop and implement the applicable Release of the Licensed Website in accordance with the Project Plan; and (b) the commencement date and Launch Date for each Release of the Licensed Website and the Critical Milestones shall not be changed without the prior written consent of Sears, unless such dates are delayed due to a failure by Sears or a Third Party contractor of Sears in accordance with Section 2.4.1.3, in which event the applicable dates shall be delayed one (1) day for each day the delay is caused by Sears or a Third Party contractor of Sears. Any other changes, modifications, additions or deletions to the Project Plan prior to Certification of the applicable Release as described in
Section 2.5.1 shall be made in accordance with the Change Order process set forth in Section 2.4.2.

           2.4.1  Implementation Delays.

                  2.4.1.1  Additional Personnel.  If Sears
           reasonably determines that Licensee is likely to fail to meet a Critical Milestone, or if Licensee has failed to meet a Critical Milestone, then in addition to any other rights and remedies that may be available to Sears as provided in this Agreement, at Licensee's sole cost and expense, Licensee shall provide all additional Licensee personnel as may be required or necessary to accelerate performance in order to timely achieve the Critical Milestone or, if Licensee has already failed to meet one (1) or more Critical Milestones, complete the Critical Milestone within a re-adjusted time frame established by Sears.

                  2.4.1.2  Right to Withhold Payment.  In
           addition to the rights set forth in Section 2.4.1.1, Sears shall be entitled to withhold any and all payments due from Sears to Licensee until such Critical Milestone has been achieved.

                  2.4.1.3  No Obligation for Sears' Delays.
           Notwithstanding any of the foregoing to the contrary, Licensee shall not be obligated to provide additional personnel as provided in this Section if and to the extent Licensee's failure to achieve a Critical Milestone is caused by a failure by Sears or a Third Party contractor of Sears to timely perform any material obligation that is a precondition to Licensee's ability to timely achieve such Critical Milestone, provided that such pre-condition is identified in the Implementation Workplan or Licensee has provided to Sears reasonable advance written notice of same prior to the Critical Milestone date.

                  2.4.2  Change Order Process.  Any changes to
           the Project Plan for a particular Release or any activity related to the Licensed Website may be agreed upon by the parties at the weekly status meetings described in Section 7.2.2, in which case Licensee shall update the Project Plan to reflect such changes and deliver a copy of the updated Project Plan to Sears. In addition to the foregoing, if Sears believes that a change related to the Project Plan for a particular Release or an activity related to the Licensed Website is necessary or desirable, Sears may request, no less than three (3) business days prior to the next scheduled weekly status meeting, that such change ("Change Request") be placed on the agenda for such meeting. If Sears initiates a Change Request, Licensee shall advise Sears at such meeting as to: (a) the performance impact, if any, on the Licensed Website, and the modifications to the Licensed Website that will be required as a result of the Change Request; (b) if applicable, the effect of the Change Request on the Project Plan, including any impact on Critical Milestone dates or the Launch Date; (c) an estimate of the cost to implement the Change Request; and (d) such other information as may be requested by Sears in its Change Request (collectively, the "Change Response"). If Licensee presents a Change Request to Sears at a weekly status meeting, such Change Request shall include the information required to be included in a Change Response. If Sears and Licensee agree to make changes pursuant to a Change Response or Licensee-initiated Change Request, Licensee shall update the Project Plan to reflect such changes and deliver a copy of the updated Project Plan to Sears. Otherwise, Licensee shall proceed to fulfill its obligations under this Agreement without change.

     2.5   TESTING AND CERTIFICATION.

           2.5.1 Certification. "Certification" for each Release of the Licensed Website shall occur when: (a) Sears notifies Licensee in writing that Sears is satisfied that Licensee has demonstrated adequately to Sears that testing for the applicable Release has been completed successfully in accordance with the Testing Criteria; (b) Sears has approved all content for the Licensed Website; (c) Sears has received from Licensee the User Documentation described in Section 2.6 and a final and complete set of Specifications for the applicable Release of the Licensed Website; and (d) the Source Code escrow has been updated with the Source Code for the applicable Release of the Licensed Website and Licensee Software. Unless otherwise approved by Sears in writing, the applicable Release shall not be published or launched until Certification for the applicable Release has been achieved.

           2.5.2 Failure to Achieve Certification. In the event Certification is not achieved for a particular Release of the Licensed Website within thirty (30) calendar days following the Launch Date set forth in the Project Plan, Sears shall have the right, at Sears' sole option, to terminate this Agreement in accordance with Section 9.3.

           2.5.3 Post-Certification Modifications to Licensed Website. If either party desires to make minor modifications to the Licensed Website in any respect (including modifications to the content contained therein) after Certification of the applicable Release but prior to launching the next Release, the applicable party shall submit such modifications ("Interim Modifications") to the other party for approval in substantially the form attached as Schedule 2.5.3. Licensee shall submit such Interim Modifications to Sears, for Sears' approval, prior to launching the Interim Modifications. Sears shall have five (5) business days from the date of its receipt of such Interim Modifications in which to review and comment on such Interim Modifications, and Licensee shall promptly revise or omit such Interim Modifications in accordance with Sears' comments. Licensee shall not publish, distribute, display or otherwise implement in any way any Interim Modifications to the Licensed Website that have been rejected at any time by Sears without Sears' specific prior written consent to such Interim Modifications. Licensee shall update the Project Plan, User Documentation and Specifications to reflect any Interim Modifications approved by Sears and deliver copies of each to Sears.

     2.6 USER DOCUMENTATION. In addition to the Specifications, Licensee shall provide to Sears for each certified Release of the Licensed Website written, printed, electronic or other format materials, as determined by Sears, that describe, in detail, to users and system administrators of the Licensed Website and/or the Licensee Software, the functional, operational and/or performance capabilities of the Licensed Website and the Licensee Software ("User Documentation").

     2.7   SOURCE CODE ESCROW.

           2.7.1 Deposits. As a condition to Certification of each Release of the Licensed Website or as otherwise requested by Sears, Licensee shall deposit the Source Code and other Deposit Materials to the Licensed Website and the Licensee Software pursuant to the terms of the Source Code Escrow Agreement, in the form attached as Exhibit 4 ("Source Code Escrow Agreement"), a copy of which shall be executed by the parties concurrently with the parties' execution of this Agreement. The Source Code Escrow Agreement is supplementary to this Agreement. In the event Licensee fails to provide to Sears or deposit in escrow all the Source Code and Deposit Materials within the time frames specified in this Agreement or the Source Code Escrow Agreement, Sears, in its sole discretion, shall have the right to terminate this Agreement in accordance with Article IX and/or withhold payment of any and all monies that may be owed to Licensee until such time as Licensee complies with the terms of this Section;
     provided, however, that Sears' election of its right to withhold the payment of monies owed to Licensee as provided herein shall not constitute a waiver of Sears' right to later terminate this Agreement in accordance with the terms of Article IX. In the event Sears elects to withhold payment of such monies, Licensee's obligations hereunder shall continue unabated during such period.

           2.7.2 Timing of Deposits. Licensee represents and warrants that, as of the Effective Date, Licensee has deposited with the Escrow Agent for the Source Code Escrow Agreement all of the Source Code and other Deposit Materials to Release 1.0 of the Licensed Website and the Licensee Software. Following the Effective Date, License shall deposit the Source Code and Deposit Materials: (a) for each Release of the Licensed Website as a condition of Certification of the applicable Release; and (b) for all other Enhancements to the Licensed Website and/or the Licensee Software, as soon as practicable after the Enhancement has been developed by Licensee but no later than thirty (30) calendar days after the close of each calendar quarter, provided that the parties may mutually agree in writing to have the Source Code and Deposit Materials deposited less frequently.

           2.7.3 Escrow Costs. Licensee shall pay the Escrow Agent all fees charged by the Escrow Agent for maintaining the escrow of the Source Code and Deposit Materials for the Licensed Website, the Licensee Software and any Enhancements (the "Escrow Fees"). Licensee may deduct up to one-half of the Escrow Fees from the Sales Fees payable by Licensee to Sears under this Agreement.

           2.7.4 License to Sears. Upon a release to Sears of the Source Code and Deposit Materials to the Licensed Website and/or the Licensee Software under the Source Code Escrow Agreement, Sears shall have a perpetual, non-exclusive, irrevocable fully-paid, non-assessable, worldwide, royalty-free license to use, modify, adapt and/or enhance the Licensed Website and/or the Licensee Software, and any Enhancements thereto, solely for use in connection with the Licensed Website and the Licensed Business.

III. ONGOING OPERATION OF THE LICENSED WEBSITE.

     3.1   OPERATING STANDARDS.

           3.1.1 General. Licensee shall operate and maintain the Licensed Website in accordance with: (a) the Minimum Operating Standards; (b) the Performance Standards; and (c) the privacy policy set forth in Schedule 3.1.1, as may be modified by Sears from time to time ("Privacy Policy");
     and (d) any other policies applicable to electronic commerce as delivered to Licensee by Sears from time to time. Licensee shall post the Privacy Policy, or a hyperlink thereto, on the Licensed Website in those locations where Customer Information is collected.
     Licensee shall have a reasonable period of time to modify the Licensed Website and its operation thereof after notification by Sears of a modification of such policies.

           3.1.2 Service Level Credits. Commencing upon the earlier of: (a) Certification of Release 2.0; and (b) April 2, 2001, in the event Licensee fails to meet the Minimum Operating Standards through Licensee or its suppliers' and/or subcontractors' actions or inactions, Sears shall be entitled to receive from Licensee service level credits ("Service Level Credits"), which shall be in the amounts and according to the terms set forth in
     Schedule 3.1.2 all of which shall be based on Sears' monitoring of Licensee's performance under this Agreement. Sears shall have the right to set off any undisputed amounts owed to Licensee against any Service Level Credits determined in accordance with Schedule 3.1.2. For purposes of calculating Service Level Credits, the reference to "day" shall mean calendar days unless otherwise indicated and any part of a day shall be considered a full day.

     3.2 HOSTING SERVICES. All services, facilities, equipment, software and other items required to host the Licensed Website ("Hosting Services") shall: (a) reside initially at Licensee's facilities; (b) be provided and maintained by Licensee in accordance with the Minimum Operating Standards and the Performance Standards; and (c) not be transferred, outsourced or subcontracted to a Third Party by Licensee unless approved by Sears in accordance with Section
5.4. In the event Sears consents to a Licensee-initiated transfer of the Hosting Services to a Third Party, Licensee shall remain responsible for meeting the Minimum Operating Standards and the Performance Standards.

     3.3 EQUIPMENT. Licensee shall provide, at its sole expense, all computer hardware, software and other equipment and supplies necessary for the development and efficient administration of the Licensed Website and for the transaction of Sales and the prompt delivery of goods and services sold through the Licensed Website.

     3.4 DISASTER RECOVERY PLAN. Licensee's disaster and recovery plan ("Disaster and Recovery Plan") is attached to this Agreement as Schedule 3.4. Licensee shall not modify the Disaster and Recovery Plan without Sears' prior written consent. In addition, Licensee shall: (a) provide Sears with a copy of any future third party certification report(s) that review the Disaster and Recovery Plan when such report(s) is made available to Licensee; (b) allow Sears or its agent on a semi-annual basis to audit, test and review the Disaster and Recovery Plan procedures; and (c) permit Sears to test Sears' backup data communications links to Licensee' disaster recovery facility.

     3.5 DEVELOPMENT ENVIRONMENT. Licensee shall establish, operate, support and maintain a development environment ("Development Environment") for the development and/or testing of new features, functionality and/or services for the Licensed Website as well as testing of any enhancements for the Licensed Website, all in accordance with the Minimum Operating Standards and the Performance Standards. Sears' personnel shall have the right to access the Development Environment at any time.

     3.6 ADMINISTRATION OF DOMAIN NAMES. Sears acknowledges that Licensee has assigned to Sears all right, title and interest in and to the domain names "searsphotos.com" and "searsphotos.net". Licensee shall execute all documents and perform all actions necessary to effect the assignment of, and/or to confirm Sears' rights in, such domain names. Sears shall appoint Licensee as the technical contact for: (a) the domain name "searsphotos.com" for the sole purpose of operating the Licensed Website in accordance with the terms of this Agreement; and (b) the domain names identified in Schedule 3.6 for the sole purpose of redirecting customers and users to the Licensed Website. Sears shall remain, at all times, the administrative contact, registrant and owner of all such domain names. Sears shall have the right, at any time, to remove Licensee as the technical contact for any or all of the domain names identified in this Section, and Licensee shall take all actions necessary to effect such removal.

     3.7 LICENSEE CUSTOMER AGREEMENTS. Licensee shall submit to Sears, for Sears' prior written approval, the agreements
Licensee intends to use with customers in connection with the Licensed Business.

     3.8 CUSTOMER CARE. Licensee shall provide customer care support, in accordance with the customer support hours set forth in Schedule 3.8, to all customers or other users using the Licensed Website or purchasing the Authorized Products provided by the Licensed Website, including order processing, billing, fulfillment and shipping information. Licensee shall maintain at all times a general policy of "Satisfaction Guaranteed or Your Money Back" to customers and shall adjust all complaints of, and controversies with, customers arising out of the operation of the Licensed Website and/or the Licensed Business in accordance with such policy. In any case in which an adjustment is unsatisfactory to the customer, Sears shall have the right, at Licensee's expense, to make such further adjustment as Sears deems necessary under the circumstances, and any adjustment made by Sears shall be conclusive and binding upon Licensee. Sears shall have the right to deduct the amounts of any such adjustments from the sales receipts held by Sears as described in Section 6.5. Licensee shall maintain files pertaining to customer complaints and their adjustment and make such files available to Sears. Licensee shall provide a written report to Sears, at each Quarterly Review Meeting, summarizing customer complaints reported during the prior quarter (including root cause analysis) and Licensee's corresponding adjustments to remedy such complaints and cause(s) therefor.

     3.9 CONSISTENT IMAGE. Licensee shall ensure that the Licensed Website strictly complies with all of Sears' requirements set forth in Article IV, including page formatting, colors, typefaces and fonts. Any modification to the Licensed Website that could affect the consistency of Sears' image in any form of public media shall be submitted for prior written approval to the Sears Relationship Manager.

     3.10 PERMITS AND LICENSES. Licensee shall obtain, at its expense, all permits and licenses which may be required under any applicable Federal, state, or local law, ordinance, rule or regulation by virtue of any act performed in connection with the operation of the Licensed Website and/or the Licensed Business.

     3.11 NO SEARS' OBLIGATIONS. Licensee shall not make purchases or incur any obligation or expense of any kind in the name of Sears. Prior to entering into any commercial relationship relating to the Licensed Website, including any relationship with an Approved Contractor, Licensee shall secure the written agreement of the other parties involved that Sears is not responsible for any obligations incurred by Licensee in connection therewith.

     3.12 MARKET-LEADING SERVICES AND TECHNOLOGY. Licensee acknowledges that a primary consideration in determining whether Sears will renew the Term of this Agreement will be Licensee's market position at the time of such renewal and customers' acceptance of the Licensed Business. Accordingly, the parties shall review and discuss, at the Quarterly Review Meetings, the development and implementation of new and emerging technologies and innovative services as well as Licensee's research and development plans for the next succeeding quarter. Licensee is and shall remain committed to developing and making the Licensed Business a market leader for the Authorized Products and in the online photo development, photo finishing and photo archiving markets, and, in furtherance of such goal, Licensee commits to investing sufficient capital to ensure that the Licensed Business is competitive and maintains its position as a market leader. Licensee further commits to develop and implement additional features, functionality and/or services reasonably requested by Sears and that any and all innovative services and functionality developed by Licensee, offered generally to Licensee's other customers and related to the Licensed Business shall be made available for use in connection with the Licensed Business at no additional cost.

IV.  MARKETING OF THE LICENSED BUSINESS.

     4.1 PROMOTION OF LICENSED WEBSITE. Licensee shall actively market and promote the Licensed Website, the Licensed
Business and the Authorized Products subject to the terms of this Article IV.

           4.1.1 Marketing Materials. All advertisements, brochures and other promotional materials (collectively, "Marketing Materials") prepared by or on behalf of Licensee must be approved by Sears in accordance with this Section. Prior to use in connection with the Licensed Website and/or the Licensed Business, Licensee shall submit to the Sears Relationship Manager, or his or her designee, all Marketing Materials, including: (a) all signs and advertising copy (including sales brochures, newspaper advertisements, radio and television commercials and Internet advertising) that pertain to the Licensed Website and/or the Licensed Business; and (b) all sales promotional plans and devices pertaining to the Licensed Website and/or the Licensed Business. Licensee shall not use any such Marketing Materials without the prior written approval of the Sears Relationship Manager. Sears shall have the right, in its sole discretion, to disapprove or require modification of any and all Marketing Materials. Sears shall have the right to audit all Marketing Materials and related sales and marketing practices to determine Licensee's compliance with this Agreement, including compliance with all laws. 4.1.2 Access to Sears Marketing Channels. Sears shall exercise commercially reasonable efforts to provide Licensee with access to marketing channels within Sears' organization to substantially the same extent that Sears provides such opportunities to other unaffiliated Third Parties, provided that: (a) all of Sears' internal marketing needs shall first be satisfied, which Licensee acknowledges may not provide Licensee with an opportunity to market through a particular channel; and
     (b) Licensee shall reimburse Sears for the fair market value of any costs associated with such opportunities.

           4.1.3 Associate Discounts. Licensee shall offer goods and services authorized for sale under this Agreement to Sears, its associates and retirees and their family members, to the extent that such family members are eligible for

     Sears associate discounts, at the ten percent (10%) discount only if such purchases are paid for with the Sears card and accompanied by a valid Sears discount card.

     4.2   LINKS AND ADVERTISING REQUIREMENTS.

           4.2.1 Links to Sears Websites. Sears shall have the right, at any time, to require that Licensee implement on the Licensed Website, within fifteen (15) days after Sears' request, a reasonable number of hyperlinks to any Sears Site.

           4.2.2 Links to Licensee or Third Party Sites. Licensee shall submit all proposed links from the Licensed Website to any Third Party Site and to any web site of Licensee (collectively, "Sites") to the Sears Relationship Manager for approval. Licensee shall not link the Licensed Website to any Site of a competitor of: (a) Sears; and/or
     (b) the Licensed Business.

           4.2.3 Advertising on Licensed Website. Licensee shall submit all proposed advertising on the Licensed
     Website to the Sears Relationship Manager for prior written approval.

     4.3 USE OF SEARS MARKS. The license to use the Sears Marks granted to Licensee under Section 1.3 shall be subject to:
(a) Sears' style and quality control guidelines, as such guidelines may be amended by Sears from time to time; (b) the other terms and provisions of this Agreement; and (c) the prior review and written approval of the Sears Relationship Manager of any use of the Sears Marks.

           4.3.1 Restrictions on Use of Sears Marks. Subject to the terms of this Agreement, Licensee shall use the Sears Marks only on the Licensed Website, in the Marketing Materials promoting the Licensed Business and approved by Sears in accordance with Section 4.1 or as otherwise specifically approved prior to use by Sears Relationship Manager. Licensee shall not: (a) use any Sears Mark for any other purpose; (b) use the Sears Marks in any way to that may tend to impair their validity as proprietary trademarks, service marks, trade names and/or trade dress; (c) take any action that would jeopardize or impair Sears' ownership of any Sears Marks or their legality or enforceability; (d) incorporate, directly or indirectly, unless otherwise expressly permitted in writing by Sears, any Sears Marks as part of any corporate or trade name or with any prefix, suffix or other modifying trademarks, logos, words, terms, designs or symbols, or use any Sears Marks in any modified form; or (e) take any action and/or cease taking any action that may in any way disparage the Sears Marks or impair the goodwill associated with the Sears Marks. All communications with persons or entities other than customers or potential customers of the Licensed Website and/or the Licensed Business or customers contacted through the Licensed Website shall be done solely in Licensee's own name.

           4.3.2 No Challenge to Sears Marks. Licensee hereby acknowledges and agrees that, as between Licensee and Sears, the Sears Marks are the exclusive intellectual property of Sears, and Licensee shall not question, contest or challenge, either during or after the Term of this
     Agreement: (a) Sears' ownership of the Sears Marks; (b) Sears' exclusive rights to the Sears Marks; or (c) the validity of any Sears Mark. Licensee shall claim no right, title or interest in any Sears Mark, except the right to use the same pursuant to the terms and conditions of this Agreement, and shall not register, attempt to register or renew any Sears Mark with the applicable registration body unless specifically requested by Sears. Upon demand by Sears, Licensee shall transfer and assign any and all rights in any Sears Mark that Licensee may have obtained by registration or any other means. Licensee shall notify Sears promptly in writing of any infringement claim related to the Sears Marks of which Licensee becomes aware.

           4.3.3  Rights in Sears Marks.  Any and all
     trademarks, service marks, trade names, or domain names used in connection with the Licensed Website, except for those trademarks, service marks, trade names or domain names owned by Licensee or licensed to Licensee by a Third Party, as listed in Schedule 4.3.3 to this Agreement (the "Licensee Marks"), shall be the sole property of Sears and shall be considered "Sears Marks" for purposes of this Agreement. Licensee recognizes and acknowledges that the use of any Sears Mark does not confer on Licensee any proprietary rights in such Sears Marks, and all use of the Sears Marks shall inure to the benefit of Sears for all purposes.
     Licensee shall execute all documents that Sears requests to effect the assignment of, or to confirm Sears' rights in, any Sears Marks. Upon expiration or termination of this Agreement and any Transition Period, Licensee shall immediately stop using all Sears Marks. Nothing in this Agreement shall be construed to bar Sears from protecting its right to the exclusive ownership of Sears Marks and the associated goodwill.

           4.3.4 Registration of Marks. Either party shall have the right to adopt, apply for, and register in its own
     name any and all marks, owned by such party.   Each party
     shall cooperate in any registration or application for registration of such marks by the owner of such marks.

           4.3.5 License to Licensee Marks. Licensee hereby grants to Sears, during the Term and any Transition Period, a non-exclusive, royalty-free, worldwide license to use all Licensee Marks in connection with the Licensed Business and in any marketing, advertising or promotional materials developed by Sears to promote the Licensed Website and/or the Licensed Business in accordance with this Agreement, subject to Licensee's prior written approval of such materials prior to publication thereof. Licensee shall respond to Sears' request for written approval within three
     (3) calendar days of such request. Any Licensee Marks used in connection with the Licensed Website and/or the Licensed Business shall be subject to the prior written consent of the Sears Relationship Manager.

           4.3.6 Injunctive Relief. Each party acknowledges that the marks of the other party possess a special, unique and extraordinary character, which makes it difficult to assess the monetary damages a party would sustain in the event of unauthorized use. Each party acknowledges that irreparable injury would be caused to the other party by such unauthorized use. Accordingly, each party agrees that in the event of breach of this Article IV by Licensee there would be no adequate remedy at law and preliminary or permanent injunctive relief would be appropriate

           4.3.7 No Continuing Rights Upon Termination. Upon termination of this Agreement for any reason and expiration of the Transition Period, each party shall: (a) immediately cease all display, advertising and use of the other party's marks and thereafter shall not use, advertise or display any of the other party's marks or any part thereof that is likely to cause confusion with any of the other party's marks; and (b) bear any costs incurred by a party related to the display, advertising or use of such marks or any Marketing Materials or other advertising.

     4.4   CONTENT LICENSES.

           4.4.1 General. All text, pictures, patterns, graphics and other works appearing on the Licensed Website at any time and the "look and feel" of the Licensed Website are referred to collectively herein as "Sears Content" and shall be the sole and exclusive property of Sears. All Sears Content shall be part of the Specifications, regardless of whether such Sears Content is included in the written Specifications. During the Term and any Transition Period, subject to the terms of this Agreement, Licensee shall have a non-exclusive, non-transferable license to use the Sears Content solely on the Licensed Website and in any Marketing Materials approved by Sears in accordance with Section 4.1.1. Licensee shall review, delete, edit, create, update and otherwise manage all Sears Content available on or through the Licensed Website in accordance with the terms of this Agreement. Licensee shall ensure that the Sears Content is accurate and does not disparage Sears. In the event that Sears notifies Licensee of inappropriate Sears Content, Licensee shall take reasonable steps to remove such Sears Content. In the event that Licensee cannot remove inappropriate Sears Content, Sears shall have the right, in its sole discretion, to block public access to the Licensed Website.

           4.4.2 Use Restrictions. Notwithstanding the foregoing, Licensee shall not use, disseminate, display or publish any material portion of the Sears Content or any works or materials substantially similar to any Sears Content for any application or purpose other than the Licensed Website or the Marketing Materials approved by Sears in accordance with Section 4.1.1, unless otherwise specifically authorized by the Sears Relationship Manager in writing. This Section shall survive any expiration or termination of this Agreement in perpetuity.

     4.5   NO UNSOLICITED OR PERMISSIONED EMAIL CAMPAIGNS
WITHOUT SEARS' APPROVAL. Licensee shall not undertake or implement any Permissioned Email marketing campaigns using
Customer Information (defined in Section 10.3) unless: (a) such Permissioned Email campaigns are designed and implemented by Sears and/or Sears designee, for which campaign Licensee shall pay to Sears a separate fee to be negotiated by the parties on a case-by-case basis; or (b) such Permissioned Email campaign, if designed and implemented by Licensee, is approved, in writing in advance, by Sears, which approval may be granted or withheld by Sears in Sears' sole discretion. To the extent Licensee has obtained: (x) email addresses; and (y) such customers have consented to receive Permissioned Email from Sears and/or Sears designee(s), Licensee shall, not less frequently than weekly transmit such information to Sears (or
Sears designee).

V.   PERSONNEL

     5.1   LICENSEE PERSONNEL.

           5.1.1 General. Licensee shall provide sufficient qualified personnel to perform Licensee's obligations under this Agreement. Schedule 5.1.1 identifies the Licensee Relationship Manager and certain key Licensee personnel ("Key Personnel"). The Licensee Relationship Manager shall act as a liaison between Licensee and Sears for all matters related to this Agreement and shall have overall responsibility for ensuring Licensee's performance of its responsibilities and obligations as set forth in this Agreement. Licensee has no authority to employ persons on behalf of Sears, and no employees of Licensee shall be deemed to be employees or agents of Sears. Licensee has sole and exclusive control over its labor and employee relations policies, and its policies relating to wages, hours, working conditions, or conditions of its employees. Licensee has the sole and exclusive right to hire, transfer, suspend, lay off, recall, promote, assign, discipline, adjust grievances and discharge its employees; provided, however, that Sears shall have the right to request at any time that Licensee remove any employee who is objectionable to Sears because of risk of harm or loss to the health, safety and/or security of Sears' customers, employees or Authorized Products and/or whose manner impairs Sears' customer relations.

           5.1.2 Employee Compensation. Licensee is solely responsible for paying all salaries and other compensation of its employees and Licensee shall make all necessary salary deductions and withholdings from its employees' compensation. Licensee is solely responsible for paying any and all contributions, taxes and assessments and all other requirements of the Federal Social Security, Federal and state unemployment compensation and Federal, state and local withholding of income tax laws on all salary and other compensation of its employees.

     5.2 REMOVAL/REASSIGNMENT OF LICENSEE PERSONNEL BY LICENSEE. Licensee shall not remove or temporarily reassign the Licensee Relationship Manager unless: (a) Licensee provides at least thirty (30) days prior written notice to Sears of such removal or reassignment; and (b) Licensee replaces such person prior to their termination or reassignment.

     5.3 SEARS' PERSONNEL. Sears shall provide personnel to perform its obligations under this Agreement, including the Sears Relationship Manager who shall act as a liaison between Licensee and Sears, coordinate Sears' resources, coordinate Sears' personnel and have overall responsibility for meeting Sears' responsibilities and obligations.

     5.4 SUBCONTRACTING. Sears acknowledges that Licensee may engage independent contractors approved by Sears ("Approved Contractors") as listed on Schedule 5.4, which may updated from time-to-time by mutual written agreement of the parties, to develop and administer the Licensed Website and/or perform ancillary services in connection with the Licensed Business or Sales (such as fulfillment, distribution and payment processing), provided that such Approved Contractors (a) execute a confidentiality agreement, in a form acceptable to Sears, to protect any Sears' Confidential Business Information and Confidential Personal Information that they may obtain or gain access to while performing their services; (b) agree in writing to assign to Sears and/or Licensee all of their right, title and interest in any content or work product; and (c) agree in writing to abide by all terms of this Agreement applicable to their performance, including the Minimum Operating Standards, the Performance Standards and provisions requiring compliance with Sears' policies. Notwithstanding performance or failure to perform by any Approved Contractor, Licensee shall remain fully responsible for the performance of all of its obligations under this Agreement. Licensee shall obtain from all Approved Contractors assignments and other appropriate documentation as necessary to establish or confirm Sears' ownership of any Sears Proprietary Rights, Sears Marks and Sears Content.

     5.5   RIGHT TO ACCESS; IDENTIFICATION CREDENTIALS;
FACILITY RULES.

           5.5.1 Right of Access. Upon reasonable prior written notice, Licensee shall provide Sears reasonable access to its facilities in connection with the performance of Licensee's obligations hereunder. In addition to the foregoing, Licensee shall arrange for Sears to obtain access to any Third Party facilities that provide any support to and/or for the Licensed Website, including the hosting facilities and the disaster recovery site. Any access granted pursuant to this Section shall be subject to all security rules, policies and procedures of the party providing access. No charge shall be made for such access.

           5.5.2 Facility Rules. All employees, agents, representatives and subcontractors of a party, while on the other party's premises, shall comply with all rules and regulations that have been provided to such party. Neither party shall stop, delay or interfere with the other party's day-to-day operations without the prior written consent of an authorized representative of the other party.

VI.  PAYMENT TERMS

     6.1   BUSINESS DEVELOPMENT FEE.   Sears shall pay Licensee
the business development fee ("Business Development Fee") set forth on Schedule 6.1 on the Effective Date. Licensee acknowledges that the entire Business Development Fee shall be used solely for the purpose of reimbursing Licensee for expenses incurred as of the

Effective Date for the development, operation and marketing of the Licensed Business and the Authorized Products under Release
1.0.

     6.2   SEARS FEES.  Licensee shall pay Sears' fees
(collectively, the "Sears Fees") as described on Schedule 6.2 of this Agreement.

     6.3   PAYMENT METHODS FOR SALES.

           (a) Subject to the terms and conditions outlined in Schedule 6.3 (the "Credit Card Conditions"), Licensee shall accept any Sears Card, Sears Master Card and Sears Premier Card (each a "Sears Credit Card") issued by Sears National Bank ("Bank") for payment for Sales transactions (the "Authorized Sales") from holders of a Sears Credit Card (each a "Cardholder"). Credit Sales Data (defined in
     Schedule 6.3) for all Sears Credit Card transactions shall be submitted to Sears for settlement. Sears shall cause Bank to process such transactions as if Sears itself had engaged in such transactions. Subject to all of the terms and conditions of this Agreement, including Sears' rights under Section 6.7, Sears shall pay all sums due Licensee on each Authorized Sale made by Licensee to a Cardholder that is charged to a Sears Credit Card account (a "Sears Card Sale").

     Payment to, or settlement with, Sears by Bank for each Sears Card Sale shall be deemed to be settlement by Bank with Licensee, and Bank shall have no payment or other obligation whatsoever to Licensee, whose sole recourse shall be to Sears. All losses sustained by Sears as a result of on-payment on a Sears Credit Card account shall be borne by Sears, provided that Licensee has complied with the Credit Card Conditions. Except for non-payment on a Sears Credit Card account, Sears shall have no liability whatsoever to Licensee for Sears' failure to properly accept or reject a Cardholder's charge.

           (b) Licensee also shall accept Third Party credit cards that are issued by a reputable bank and generally recognized by merchants (i.e. visa, mastercard, etc.) and obtain Sears' approval for any private labeled Third Party credit cards (collectively, "Third Party Credit Cards") in payment for the Authorized Sales. Licensee and any Third Party engaged by Licensee to clear any Third Party Credit Card charges shall comply fully with all applicable Sears policies, including those relating to data security, privacy and customer information and with all provisions of federal and state laws governing credit sales, and their solicitation, including provisions dealing with disclosures to customers and finance charges. As between the parties to this Agreement, all risk of non-payment on any Third Party Credit Card shall be borne by Licensee. Licensee shall be responsible for payment of the applicable discount fee or merchant's fee on all Third Party Credit Card transactions. Licensee shall not advertise, or solicit any customer applications for, any Third Party Credit Card in or through the Licensed Business.

     6.4 PAYMENT SETTLEMENT. Licensee shall furnish a point of sale terminal ("POS Terminal") for processing all Sales transactions from the Licensed Business. The POS Terminal shall interface with a point of sale settlement system ("Settlement System") that is compatible with Sears' accounting systems and shall have the capability of processing Sears Credit Card, in addition to the reporting of Third Party Credit Card and cash and check transactions, if applicable. Licensee shall make arrangements with a Sears' approved vendor to supply the Settlement System equipment and provide access for processing transactions through the Settlement System. Licensee shall pay for the Settlement
System equipment, including any necessary peripheral equipment (i.e. terminal, modems, printers, etc.) required to operate the Settlement System, and for all installation and phone line charges. For all Gross Sales transactions entered into the Settlement System, Licensee will pay the transaction fees to the Sears' approved vendor or any other processing service with whom Sears has an agreement to provide access for the Settlement
System to the appropriate Sears credit system. Licensee shall submit the total dollar amount of all Gross Sales transactions from the Licensed Business, including sales taxes, through the Settlement System. Licensee shall enter all Sears Credit Card and Third Party Credit Card transactions into the Settlement System as they occur and shall enter cash and check transactions into the Settlement System once daily as a single transaction. Gross Sales are deemed to be made when Licensee receives a customer's order for goods and services and payment information sufficient to process such order.

     6.5 PAYMENT OF SEARS FEES. A settlement between the parties shall be made at the end of each Sears fiscal month for all transactions of Licensee during such period in accordance with Sears' customary accounting procedures. On a weekly basis, Sears will advance to Licensee the previous week's Net Sales from Sears Credit Cards transactions and Third Party Credit Card transactions (if Third Party Credit Card transactions are processed through the Settlement System), less the Sears Fees. Such advances shall be deducted and reconciled in the next regular settlement. All Net Sales, fee deductions, sales tax reimbursement and other adjustments applicable under this Agreement will appear on the month-end settlement reconciliation. All settlements and advances shall be made by electronic funds transfer (EFT) to a bank account designated by Licensee. Licensee shall reimburse Sears at each settlement for all invoiced expenses, including any advertising expense, incurred by Sears at Licensee's request, outstanding at the time of such settlement. If Sears is not reimbursed at such settlement, then Sears shall have the right, but not the obligation, to retain out of Licensee's sales receipts the amount of such expenses with interest, if any, due Sears. Sales are deemed to be made when Licensee receives a customer's order for goods and services and payment information sufficient to process such order.

     6.6 PAYMENT OF OBLIGATIAONS. Licensee shall pay and discharge, at Licensee's sole expense, all license and permit fees and all business, use, sales, gross receipts, income, property or other applicable taxes or assessments which may be charged or levied, now or in the future, against the Licensed Business or any goods or services offered or sold through the Licensed Business, excluding, however, all taxes and assessments applicable to Sears' income from Sears Fees.

     6.7 RIGHTS OF RECOUPMENT AND SETOFF. Sears shall have the absolute right to withhold, recoup from or set off against any payment or other liability or obligation that Sears may owe or have due to Licensee under this Agreement or any other agreement between Sears and Licensee, and Sears shall have the right to reduce any such payment, liability or obligation by an amount up to the amount of any payment, liability or obligation that Licensee may have to Sears. Any of Licensee's undisputed liabilities or obligations that remain outstanding after any exercise of Sears' rights under this Section 6.7 shall be paid by Licensee promptly upon demand by Sears. Sears' rights under this Section 6.7 are cumulative, shall be in addition to all other rights, remedies available at law or in equity, and shall survive the expiration or termination of this Agreement.

     6.8 SURVIVABILITY. The terms of Sections 6.6 and 6.7 and the obligations of the parties with respect to any final settlements under this Article VI shall survive the expiration or termination of this Agreement for a period of two
(2) years.

VII. ADMINISTRATION OF THE AGREEMENT

     7.1 RELATIONSHIP MANAGERS. Each party shall designate a relationship manager (each, a "Relationship Manager") who, among other things, shall be responsible to:

           (a) Serve as the single point of contact at his/her respective organization to administer all aspects of this Agreement;

           (b) Ensure that all policies and procedures relating to the administration of this Agreement are applied consistently across his/her respective organization;

           (c) Have working knowledge of the terms and status of this Agreement and each Release of the Licensed Website;

           (d) For the Licensee Relationship Manager, coordinate and provide all reports required under this Agreement including those reports required under Sections 7.3.1 and 7.3.2; and

           (e) Attend all executive briefings and Quarterly
     Review Meetings and, on an as-needed basis, status meetings.

The Relationship Manager for Sears initially shall be the Sears
Online Manager. Each party shall have the right to change its Relationship Manager at any time upon written notice to the other party, subject to the terms of Section 5.2.

     7.2   MEETINGS.

           7.2.1 Quarterly Review Meetings. The President and Chief Executive Officer of Licensee shall meet quarterly with representatives of Sears at Sears' offices in Hoffman Estates, Illinois ("Quarterly Review Meetings") to review and discuss, among other things, the items set forth in
     Schedule 7.2.1.

           7.2.2 Weekly Status Meetings. On a weekly basis, unless otherwise agreed by the parties, the Licensee
     Relationship Manager, the Sears Relationship Manager, other appropriate representatives of the parties (including Key

     Personnel, if requested by Sears) and any necessary Third Parties shall meet at a Sears-designated site or by telephone conference, as determined by Sears, to discuss:
     (a) the status of the implementation, including any difficulties or issues that may exist (including personnel issues) and any proposed changes to any Critical
     Milestones and/or changes to any other date or other item set forth in the Implementation Workplan; (b) suggestions and proposed actions for dealing with and resolving any identified difficulties and the anticipated results during the next reporting period; (c) identification of any Sears or Third Party delays or other circumstances that Licensee claims have impacted or will impact its ability to meet any Critical Milestone; and (d) operation of the Licensed Website and Licensed Business. Each party shall have the right to assume that the other party does not know of any problems, difficulties or issues that may have an adverse impact on any Release (whether from a timing, cost or performance standpoint) unless a party specifically identifies, in a timely manner, such problems, difficulties or issues during such status meetings. Licensee shall keep minutes of all status meetings in form and substance reasonably satisfactory to Sears, and Licensee shall issue copies of the minutes to all meeting attendees within forty-eight (48) hours of each meeting.

           7.2.3 Agenda; Minutes. The parties jointly shall prepare and distribute a meeting agenda for each Quarterly
     Review Meeting and weekly status meeting.   Licensee shall
     keep reasonably detailed minutes of all meetings, and Licensee shall issue copies of the minutes to all meeting attendees within five (5) business days of each meeting. Each party shall be responsible for its own travel or out-of-pocket expenses incurred in connection with attending such meetings.

     7.3   REPORTS.

           7.3.1 Monthly Performance Reports. Within five (5) business days following the end of each calendar month or as otherwise requested by Sears, Licensee shall present to Sears written reports of the performance of the Licensed Business as measured against the Minimum Operating Standards and the Performance Standards. The report shall include a summary, in such detail as Sears shall reasonably request, of: (a) the monthly performance of the Licensed Website in relation to the Minimum Operating Standards and the Performance Standards; and (b) a comprehensive and consolidated log, which shall include: (i) any accomplishments and difficulties encountered during the prior reporting period; (ii) suggestions and proposed actions for dealing with and resolving any identified difficulties and the anticipated results during the next reporting period; and (iii) all outstanding support and technical problems identified by Sears and Licensee that remain to be resolved. Sears and Licensee shall promptly notify each other of any problems, difficulties or issues of which each is aware that may have a material adverse impact on the Licensed Business (whether from a timing, cost or performance standpoint). Licensee's failure to provide reports within the time frames set forth in this Section shall result in Service Level Credits as set forth in Schedule 3.1.2.

           7.3.2 Other Reports. If requested by Sears, Licensee shall provide to Sears additional reports, in a manner and format prescribed by Sears as defined in
     Schedule 7.3.2, pertaining to customer access to the Licensed Website, Sales and/or Sears Fees, together with any other information Sears may require for its records or auditing purposes. If requested by Sears, Licensee shall submit to Sears' Licensed Business Financial Manager, within forty-five (45) calendar days following the close of Licensee's fiscal year, the following financial reports:
     (a) if Centrics' financials are reported on a consolidated basis with CPI, Licensee shall submit an unaudited financial statement consistent with generally accepted accounting principles; or (b) if Centrics' financials are not reported on a consolidated basis with CPI, a financial statement audited by a certified public accountant acceptable to Sears. Such report shall include Licensee's profit and loss statement for such fiscal year and balance sheet at the end of such fiscal year, and shall be prepared in accordance with generally accepted accounting
     principles.   If Licensee is a publicly held corporation,
     this requirement may be fulfilled by submission of Licensee's Annual Report on Form 10-K. Sears shall not disclose any such information that is not available to the public to any Third Parties without Licensee's prior consent.



     7.4   AUDIT RIGHTS.

           7.4.1 Financial. Licensee shall keep and maintain books and records that accurately reflect Sales, the expenses that Licensee incurs in performing its obligations under this Agreement and Licensee's use of the Business Development Fee. Sears shall have the right upon no less than five (5) calendar days notice to Licensee to review and audit the books and records of Licensee regarding this Agreement during Licensee's regular business hours. Such books and records shall be kept and maintained according to generally accepted accounting principles.

           7.4.2 Operational. Sears and its auditors shall have the right to conduct, at Sears' expense, operational audits, on a monthly basis upon written notification to Licensee, to verify that Licensee is in compliance with this Agreement. Licensee shall cooperate with Sears during such audits and shall afford all persons involved in any such audit reasonable access, during Licensee's regular business hours, to Licensee's facilities or any other facilities where the Licensed Website is hosted or the Licensed Business is conducted. After such time that Licensee demonstrates to Sears' reasonable satisfaction that Licensee is operating in substantial accordance with this Agreement for a period of three (3) consecutive months, the frequency of such operational audits shall convert to an ad hoc basis, which in no event shall be less than annual. If, at any time, such an audit reveals that Licensee' operations are not in substantial compliance with the terms of this Agreement, Sears retains the right to revert the frequency of such operational audits to a monthly basis.

           7.4.3 Underreporting. If an audit reveals that Gross Sales were under-reported by more than five percent (5%) of the total Gross Sales reported by Licensee, then Licensee shall reimburse Sears for all costs incurred in performing such audit, and Licensee shall, at its option:

                  (a) pay (i) Sears Fees on all estimated
           unreported Gross Sales for each year, as calculated by annualizing the rate by which Gross Sales were under-reported in the audit sample and (ii) an administrative fee which shall be calculated by multiplying the annualized under-reported Sears Fees by the percent of under-reported Gross Sales; or

                  (b) pay (i) for a complete audit by Sears or its designee of Licensee's books and records relating to Sales for the audit sample year and any other years under this Agreement, (ii) Sears Fees on all actual unreported Gross Sales as revealed through such audit and (iii) an administrative fee for each year audited, which will be calculated by multiplying the amount of unpaid Sears Fees for such year by the percentage by which Gross Sales were under-reported in such year. If an audit reveals under-reported Gross Sales, Licensee's Sales shall be subject to another audit (at Licensee's expense) approximately one year after the initial audit. If the subsequent audit reveals that Gross Sales were under-reported by more than five percent (5%) of reported Gross Sales, Licensee shall pay Sears Fees on such Gross Sales as per the above except that, due to the increased expenses incurred by Sears in heightened review of Licensee's future Sales reports, the administrative fee shall be doubled.

           If an audit reveals that Gross Sales were under-reported by five percent (5%) or less of reported Gross Sales, Licensee shall pay the Sears Fees due on all unreported Gross Sales. Further, Sears also shall have the right to collect from Licensee interest on all unpaid Sears Fees for the period from the close of the year in which the corresponding Sales were made until the date of payment of such Sears Fees. Interest shall be at the rate of prime (as published in the Wall Street Journal as of the date of the completion of the audit) plus one percent (1%). Licensee, at its expense, shall develop and implement a program to conduct audits of Sales, including any Sales processed by Approved Contractors, to verify the accuracy of their reports on Gross and Net Sales and Sears Fees.

     7.5   SURVIVABILITY.  The terms of Sections 7.3.2, 7.4.1,
7.4.2 and 7.4.3 shall survive the expiration or termination of this Agreement for a period of two (2) years.

VIII. REPRESENTATION AND WARRANTIES

     8.1   FUNCTIONALITY AND PERFORMANCE WARRANTIES.

           8.1.1 Functionality of Licensed Website. Licensee represents and warrants to Sears that the Licensed Website shall function in accordance with the

     Specifications and User Documentation as such Specifications and User Documentation may be revised from time to time in accordance with this Agreement.

           8.1.2 Performance Standards. Licensee represents and warrants to Sears that Licensee shall operate, maintain and support the Licensed Business and the Licensed Website, at all times, in accordance with the Minimum Operating Standards and the Performance Standards. Licensee shall operate the Licensed Business and consummate any Sales in a prompt, courteous, efficient and ethical manner.

           8.1.3 Scalability. Licensee represents and warrants to Sears that Licensee will be capable of scaling the Licensed Website and/or Licensee's operations to meet the requirements of the Licensed Business (including algorithms relating to transaction rates, services and customers), as set forth in this Agreement.

           8.1.4 Disabling Code Warranty. Licensee represents and warrants to Sears that: (a) the Licensed Website and the Licensee Software does not contain and will not receive from a Licensee data transmission or any other Licensee medium, nor will Licensee transmit to Sears or any other user of the Licensed Website, any virus, worm, trap door, back door, timer, clock, counter or other limiting routine, instruction or design that is designed to erase data or programming or otherwise cause any system to become inoperable or incapable of being used in the full manner for which it was designed and created (collectively, a "Disabling Code"); and (b) Licensee shall maintain and use, at all times, software or other technology that is designed to: (i) detect the presence of Disabling Code in the Licensed Website and/or the Licensee Software; and (ii) prevent the introduction of the Disabling Code into the Licensed Website and/or the Licensee Software. In the event a Disabling Code is identified, in addition to any other rights and remedies that may be available to Sears as described in Section 8.1.7, Licensee shall take all steps necessary, at no additional cost to Sears, to:
     (x) restore and/or reconstruct any and all data lost by the Licensed Business and/or Sears, its customers and/or suppliers as a result of such Disabling Code; (y) furnish a new copy of the Licensed Website and/or the Licensee Software, as applicable, without the presence of Disabling Codes; and (z) promptly install and implement such new copy of the Licensed Website and/or the Licensee Software, as applicable.

           8.1.5  Open Architecture Warranty.  Licensee
     represents and warrants to Sears that the Licensed Website is designed and will continue to be designed to operate in an Open Architecture environment and, as such, all Licensee interface specifications will be published and generally available. For purposes of the foregoing, an "Open Architecture" is an architecture that adheres to a publicly known set of interface specifications so that any applications that have been implemented to those interface specifications will be able to intemperate with any other Third Party application that adheres to the same interface specifications.

     Notwithstanding the foregoing, Licensee shall not be deemed to be in breach of the foregoing representation and warranty with respect to a Third Party that implements to the interface specifications in a manner that is not consistent with the general industry understanding of the meaning of such interface specifications.

           8.1.6 Year 2000 Compliance. Licensee represents and warrants that the Licensed Website, the Licensee Software and Licensee's point of sale system utilizes and includes four-digit year elements (e.g. 1999, 2000, etc.) and that the use, entry or creation of dates before, on or after January 1, 2000, will neither cause failure nor produce incorrect results on the Licensed Website, the Licensee Software or in the transmission of any data to Sears through any electronic data interchange system.

           8.1.7 Correction of Failure to Meet Functionality and Performance Warranties. Upon any failure to comply with the representations, warranties and/or covenants set forth in Sections 8.1.1 through 8.1.6, Licensee shall either: (a) repair, replace or correct, within thirty (30) calendar days of notice of the failure, the applicable component(s) of the Licensed Website or the Licensee Software including providing any additional software, equipment and/or services that may be necessary; or (b) if Licensee is not able to repair, replace or correct the component(s) of the Licensed Website or the Licensee Software within the time frame set forth above, provide to Sears a plan to repair, replace or correct the applicable component(s) of the Licensed Website or the Licensee Software that is acceptable to Sears in its sole discretion including providing any additional software, equipment and/or services that may be necessary. The rights and remedies set forth in subsections (a) and (b) above shall be in addition to any other remedies that may be specified in this Section 8.1. Licensee shall be solely responsible for costs and expenses associated with any repair, replacement and/or correction provided by Licensee as provided in this Section, and the costs and expenses associated with any other remedy set forth in this Section 8.1.

     8.2 COMPLETE DESCRIPTION OF LICENSEE SOFTWARE. Licensee represents and warrants to Sears that the Licensee Software, as described in Schedule 1.2(g), is a complete and accurate list and description of all of the software necessary to operate the Licensed Business.

     8.3 USER DOCUMENTATION WARRANTY. Licensee represents and warrants to Sears that the User Documentation provided by Licensee for each Release of the Licensed Website shall be detailed and complete and shall accurately describe the functional and operational characteristics of the Licensed Website. Licensee further represents and warrants to Sears that:
(a) it will provide to Sears updated versions of all such User Documentation as soon as reasonably practical, but in no event later than sixty (60) calendar days, following Certification of the applicable Release or approval of the Interim Modifications, as applicable; and (b) all such updated User Documentation will be complete and accurate and will be at least as detailed as the User Documentation issued to Sears with the initial Release of the Licensed Website.
                              28

     8.4 SERVICES WARRANTY. Licensee represents and warrants to Sears that it shall perform the services required by this Agreement in a good and workmanlike manner in accordance with industry practices and standards generally applicable to such services; provided, however, that where this Agreement specifies a particular standard or criteria for performance, this warranty is not intended to and does not diminish that standard or criteria for performance.

     8.5 PROVISION OF GOODS AND SERVICES. Licensee represents and warrants to Sears that all goods and services offered or sold through the Licensed Business and/or the Licensed Website and the promotion, sale and after-sales service relating to such goods and services shall comply with all applicable require-ments as set forth in this Agreement.

     8.6 INTELLECTUAL PROPERTY WARRANTY. Licensee represents and warrants to Sears that the Licensed Website, the Licensee Software and the Licensee Marks, the use of the Licensed Website, Licensee Software and/or the Licensee Marks, the operation of the Licensed Business and all other intellectual property used in connection with the Licensed Business do not and shall not infringe upon, dilute or misappropriate, as applicable, any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any Third Party, and there currently is no actual or threatened suit against Licensee by any Third Party based on an alleged violation of any such right. This warranty shall survive the expiration or termination of this Agreement.

     8.7 WARRANTY OF AUTHORITY. Each party represents and warrants to the other that: (a) it has the right to enter into this Agreement; (b) subject to the terms of this Section, there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements (whether written, oral or implied) that are inconsistent with this Agreement and the rights granted or transferred herein; and (c) consummating this Agreement and the transactions contemplated herein shall not violate any agreement, including the agreement between Sears and America Online, or understanding (whether written, oral or implied) between such party or any of its Affiliates and any other person or entity. Notwithstanding the foregoing, Licensee acknowledges that Sears has informed Licensee about the existence of an agreement between Sears and America Online, which agreement Licensee understands may affect Sears' future authorization of products and services related to the Licensed Website and/or the Licensed Business. These warranties shall survive the expiration or termination of this Agreement.

     8.8 PENDING LITIGATION WARRANTY. Licensee represents and warrants to Sears that there is no action, suit, claim, investigation or proceeding pending, or to the best of Licensee's knowledge, threatened against, by or affecting Licensee, the Licensed Business, the Licensed Website or the Licensee Software that, if adversely decided, might adversely affect: (a) Licensee's ability to enter into this Agreement;
(b) Licensee's performance of its obligations herein; or (c) the use of the Licensed Website and the Licensee Software.

     8.9 COMPLIANCE WITH LAW. Licensee shall comply fully with all applicable Federal, state and local laws, ordinances, rules and regulations, including all rules and regulations of the Federal Trade Commission and Federal Communications Commission. In addition, Licensee represents and warrants that Licensee and all subcontractors and agents involved in the production or delivery of the Licensed Business and the merchandise and services to be sold in connection with the Licensed Business shall strictly adhere to all applicable laws, regulations and prohibitions of the United States and all country(ies) in which such merchandise and services are produced or delivered with respect to the operation of their production facilities and their other businesses and labor practices, including laws, regulations and prohibitions governing the working conditions, wages and minimum age of the work force. Licensee further represents and warrants that the Licensed Website, the Licensed Business and such merchandise to be sold in connection with the Licensed Business shall not be produced or manufactured, in whole or in part, by convict or forced labor.

IX. TERM AND TERMINATION

     9.1 TERM. The term of this Agreement ("Term") shall begin on the Effective Date and end at the close of business on December 31, 2008, unless sooner terminated under any of the provisions of this Agreement.


     9.2 MUTUAL RIGHT OF TERMINATION. Subject to the terms set forth in Section 9.6, either party may terminate this Agreement without cause, without penalty and without liability for any damages as a result of such termination, provided that the effective date of termination is no earlier than February 4, 2004, and further provided that the party seeking to terminate the Agreement provides the other party at least ninety (90) calendar days' prior written notice specifying the effective date of termination.

     9.3   TERMINATION OF AGREEMENT BY SEARS WITH NOTICE.
Sears shall have the right to terminate this Agreement effective upon delivery of notice of termination to Licensee if: (a) Licensee fails to secure, surrenders or transfers to any Third Party the control, ownership or administration of the Licensed Business, Licensed Website, any Sears Content and/or any intellectual property rights in the Licensed Business, the Licensed Website or Sears Content without Sears' prior written consent; (b) Licensee uses any Sears Content or other content in material violation of this Agreement; (c) Licensee materially fails to operate and maintain the Licensed Website in accordance with the Specifications and/or Minimum Operating Standards and the Performance Standards; (d) Licensee fails to achieve Certification of any Release in accordance with Section 2.5.2;
(e) Licensee attempts to assign, sublicense, transfer or convey any of its rights in violation of Section 14.2; (f) CPI fails to abide by any of the covenants set forth in Section 14.2.3; (g) Licensee attempts to subcontract any of its obligations under this Agreement to any contractor that is not an Approved Contractor and fails to terminate such relationship within ten
(10) calendar days after written notice is delivered to Licensee; (h) Licensee materially misuses or makes an unauthorized use of the Licensed Website, any Sears Mark or Sears Content; (i) Licensee or any of its owners is convicted of or pleads no contest to a felony, or engages in any conduct that is likely to adversely affect the reputation of Licensee, the Licensed Website, the Licensed Business or Sears; (j) Licensee makes any unauthorized use, duplication or disclosure of any Customer Information, Sears Confidential Business Information, Sears Confidential Personal

Information and/or Developments or otherwise breaches Section
10.5 of the Agreement; (k) Licensee fails to secure and maintain appropriate insurance coverage as set forth in Article XII; (l) Licensee fails to make payment of any Sears Fees or any other amounts due Sears, provided such failure is not cured by Licensee within ten (10) calendar days after written notice of such failure is delivered by Sears to Licensee; (m) Licensee materially breaches any representation or warranty set forth in this Agreement; (n) Licensee fails to comply with any other provision of this Agreement, provided such failure is not cured by Licensee within thirty (30) calendar days after written notice of such failure to comply is delivered by Sears to Licensee; (o) the Licensed Website experiences excessive service outages or blackout periods in comparison to other public sites on the World Wide Web; (p) any Third Party alleges that the Licensed Website, any software (including Licensee Software), hardware or other equipment or supplies used in supporting the Licensed Business, or any goods or services sold through the Licensed Business infringe any patent, copyright, trade secret, trademark, service mark or trade name (other than a Sears Mark), or any other intellectual property right or defames, invades the privacy of, or misappropriates the likeness of any Third Party and, Licensee fails to provide Sears, within thirty (30) calendar days after written notice of such allegations is delivered by Sears to Licensee, assurances satisfactory to Sears that such allegations are without merit;
(q) the Portrait Studio License Agreement, dated January 1, 1999, as amended, by and between Sears and Consumer Programs Incorporated terminates or expires in accordance with its terms;
(r) the Kodak Letter Agreement terminates for any reason other than (i) the execution of a definitive license agreement for all of the Kodak Inventions, which agreement satisfies the terms and conditions set forth in Section 1.5 or (ii) all of the Kodak Inventions being invalidated by a final, non-appealable order of a court of competent jurisdiction; (s) Licensee and Kodak fail to execute, on or before December 31, 2001, a definitive license agreement for all of the Kodak Inventions that satisfies the terms and conditions set forth in Section 1.5; (t) Licensee fails to comply with the terms of the Kodak Letter Agreement or the Kodak Definitive Agreement; or (u) any of the licenses to any of the Kodak Inventions terminate for any reason other than all of the Kodak Inventions being invalidated by a final, non-appealable order of a court of competent jurisdiction. All notices to be delivered under this Section shall be deemed delivered if delivered in accordance with Section 14.12.

     9.4 TERMINATION OF AGREEMENT BY SEARS WITHOUT FURTHER NOTICE. This Agreement shall terminate without further action by Sears or notice to Licensee if: (a) a petition is filed either by or against Licensee in any bankruptcy or insolvency proceeding; (b) Licensee shall fail to consent to in a timely and appropriate manner, shall consent to, or there shall occur, the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Licensee or of any substantial part of such Licensee's assets; (c) Licensee shall make an assignment for the benefit of creditors; (d) Licensee shall take any corporate action in furtherance of any of the events described in the foregoing subsections (a),(b) or (c) or for the dissolution or winding up of the affairs of Licensee; or (e) Licensee admits in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

     9.5 TERMINATION OF AGREEMENT BY LICENSEE. Licensee shall have the right to terminate this Agreement upon Sears' breach of a material obligation under this

Agreement; provided such breach is not cured by Sears within thirty (30) calendar days after written notice is delivered by Licensee to Sears specifying the nature of the breach. All notices to be delivered under this Section shall be deemed delivered if delivered in accordance with Section 14.12.

     9.6   RIGHTS OF PARTIES UPON TERMINATION OR EXPIRATION OF
AGREEMENT.

           9.6.1 General. Upon termination of this Agreement for any reason, including expiration of the Term, except as expressly set forth elsewhere in Section 9.6, Sears shall have no liability or obligation to Licensee with respect to any costs incurred by Licensee in creating, developing, deploying or administering the Licensed Website or the Licensed Business, including any costs incurred in performing Licensee's obligations under this Agreement.

           9.6.2 Expiration of Agreement Without Renewal. Upon expiration of this Agreement due to lapse of the Term without renewal:

                  (a) the Wind-Down Period shall be six (6) months following expiration of the Agreement;

                  (b) during the Wind-Down Period, the parties shall cooperate with each other to wind-down the operation of the Licensed Business including, without limitation, providing the appropriate notices to all of the customers of, and suppliers to, the Licensed Business and Licensee fulfilling any customer orders in progress;

                  (c) unless otherwise requested by Sears, Licensee shall cease, as of the expiration of the Term, to accept any new business from any new or existing customers;

                  (d) during the Wind-Down Period, Licensee shall continue to pay Sears the Sales Fees in accordance with Article VI;


                  (e) during the Wind-Down Period, Licensee shall continue to bear the costs normally associated with operating the Licensed Business during the Term ("Normal Operating Expenses") as evidenced by Licensee's financial statements;
                 (f)  during the Wind-Down Period, Licensee
           shall bear any other costs associated with the wind-down of the Licensed Business; and

                  (g) the Restricted Period shall be six (6) months following expiration of the Term.

           9.6.3  Termination Without Cause By Sears or for
     Cause By Licensee.  Upon termination of this Agreement by
     Sears in accordance with Section 9.2 or by Licensee in accordance with Section 9.5:

                  (a) the Wind-Down Period shall be six (6) months following the effective date of termination;

                  (b) during the Wind-Down Period, the parties shall cooperate with each other to wind-down the operation of the Licensed Business including, without limitation, providing the appropriate notices to all of the customers of, and suppliers to, the Licensed Business and Licensee fulfilling any customer orders in progress;

                  (c) unless otherwise requested by Sears, Licensee shall cease, as of the effective date of termination, to accept any new business from any new or existing customers;

                  (d) during the Wind-Down Period, Licensee shall continue to pay Sears the Sales Fees in accordance with Article VI;

                  (e) during the Wind-Down Period, Licensee shall continue to bear the Normal Operating Expenses;

                  (f) during the Wind-Down Period, Sears shall bear the costs of any actual, documented, reasonable out-of-pocket expenses over and beyond the Normal Operating Expenses that are incurred as a result of the wind-down of the Licensed Business;

                  (g) there shall be no Restricted Period; and

                  (h) with respect to termination by Licensee


           in accordance with Section 9.5 only, Licensee shall have the right to pursue any additional rights and/or remedies available at law and/or in equity.

           9.6.4  Termination Without Cause By Licensee or for
     Cause By Sears.  Upon termination of this Agreement by
     Licensee in accordance with Section 9.2 or by Sears in accordance with Section 9.3 or Section 9.4:

                  (a) the Transition Period shall be one (1) year following the effective date of termination;

                  (b) at Sears' request, Licensee shall
           continue to operate the Licensed Business in accordance with the terms of this Agreement up until the date on which the Licensed Business has been completely transitioned to Sears or a Third Party designated by Sears and is fully operational as determined by Sears (the "Transition Date");

                  (c) Licensee shall continue to pay Sears the Sales Fees in accordance Article VI up until the earlier of: (i) the Transition Date; and (ii) the date on which Sears notifies Licensee in writing that Sears desires to discontinue operation of the Licensed Business;

                  (d) up until the Transition Date: (i) Licensee shall provide any and all services necessary for the orderly transition of the Licensed Business to either Sears or a Third Party designated by Sears including, without limitation, the services described in
           Schedule 9.6.4(d) ("Transition Services"); and (ii) Licensee shall continue to bear the Normal Operating Expenses as evidenced by Licensee's financial statements;

                  (e) following the Transition Date and until the end of the Transition Period, Licensee shall provide any Transition Services requested by Sears at no cost to Sears;

                  (f) during the Transition Period, Licensee shall train and transfer, at no cost to Sears, know-how as described in Schedule 9.6.4(f) regarding the Licensed Website and the Licensed Business ("Know-How"), to Sears and/or its Third Party designees so that Sears can become self-reliant with respect to the day-to-day operations and support and maintenance of the Licensed Website and the Licensed Business;

                  (g) the Restricted Period shall be two (2) years following the effective date of termination;

                  (h) at Sears' request, Licensee shall
           transfer to Sears or a Third Party designated by Sears, at no cost to Sears or such third party, all of the assets and materials necessary for the continued operation of the Licensed Business including, without limitation, the items identified in Schedule 9.6.4(h);

                  (i) Sears shall have the license set forth in
           Section 9.6.5;

                  (j) following the Transition Date, Licensee shall not be entitled to any monies whatsoever related to any Sales or other transactions related to the Licensed Business; and

                  (k) with respect to termination by Sears in accordance with Section 9.3 or Section 9.4 only, Sears shall have the right to pursue any additional rights and/or remedies available at law and/or in equity.

           9.6.5 Perpetual License to Licensee Software. Upon termination of this Agreement by Licensee in accordance with Section 9.2 or by Sears in accordance with Section 9.3 or Section 9.4, Sears shall have a perpetual, irrevocable, non-assessable, non-exclusive (subject to the terms of Section 1.4.1) license to use, modify, adapt and/or enhance the Source Code to the Licensed Website and the Licensee Software, and any Enhancements thereto, in connection with the Licensed Business in the Territory. In the event Sears wants to expand the use of the license granted in this Section beyond the Territory, Licensee shall expand the license to any additional country or territory upon Sears' payment of a reasonable license fee agreed by the parties.

     9.7 SURVIVABILITY. The provisions of this Section IX, as well as any other provisions of this Agreement that by their nature survive expiration or termination of this Agreement shall survive any expiration or termination of this Agreement.

     X.    PROPRIETARY RIGHTS; CUSTOMER AND CONFIDENTIAL
INFORMATION

     10.1  PROPRIETARY RIGHTS.



           10.1.1 Licensee's Proprietary Rights.  Except for
     Sears Content and as otherwise set forth in Sections
     10.1.2, 10.1.3, and 10.1.4, title to the Licensed Website and to the Licensee Software shall at all times remain with Licensee.

           10.1.2 Sears' Proprietary Rights. Licensee, at all times, shall identify Sears as the copyright owner of all of the content appearing on the Licensed Website except for any content licensed from a Third Party. In addition to the foregoing, the parties may agree in a Project Plan that certain concepts, works, information, data, computer programs, program materials, flow charts, notes, outlines and other ideas and materials developed, invented, prepared or discovered by Licensee pursuant to this Agreement (collectively, the "Developments") are the sole property of Sears. In such event, Licensee hereby assigns to Sears Licensee's entire right and interest in any such Developments and will execute any documents in connection therewith that Sears may reasonably request; provided that to the fullest extent permissible by applicable law, any and all copyrightable aspects of the Developments shall be considered "works made for hire." Licensee shall enter into agreements with all of its employees, agents and contractors necessary to establish and assign to Sears sole ownership in the Developments, and Licensee agrees to provide Sears with copies of such agreements as they are executed. Licensee hereby appoints Sears as its true and lawful attorney-in-fact with the right to execute assignments of and to register any and all rights to the Developments. This appointment is coupled with an interest and shall survive termination of this Agreement.

           10.1.3 Joint Ownership Rights. The parties may agree in a Project Plan that certain deliverables shall be jointly owned by the parties and that the parties shall be considered "joint developers" of such deliverables. In such event: (a) each party shall assist the other in perfecting, obtaining and/or enforcing the other party's intellectual property rights in and to the deliverables; and (b) each party's rights in and to the deliverables shall be limited as mutually agreed by the parties and set forth in the Project Plan.

           10.1.4 Competitive Advantage Rights. Licensee acknowledges that certain knowledge, skills, methodologies, ideas, concepts, know-how, processes, techniques and adaptations learned during the course of work for Sears may provide Sears with a competitive advantage over its competitors and other Third Parties. Accordingly, the parties may agree in a Project Plan that certain deliverables, or portions thereof, provide Sears with a competitive advantage, in which case Sears shall have the right to use the features and functionality represented by any such deliverables on an exclusive basis for a period of time following Certification of such deliverables (the "Exclusivity Period"). The term of the Exclusivity Period shall be mutually agreed upon by the parties in the applicable Project Plan. During the Exclusivity Period, Licensee shall be precluded from exercising any rights under Section
     10.1.5 as it relates to the features and functionality protected under this Section and shall not provide the features and functionality represented by such deliverables to any Third Party without Sears' prior written consent, which Sears may withhold in its sole discretion.

           10.1.5 General Knowledge. Subject to the terms set forth in Section 1.5.1, this Agreement shall not preclude Licensee from using its general knowledge, skills and experience for its other clients, provided that Licensee does not use in connection therewith any Developments, or Sears' Confidential Business Information and/or Confidential Personal Information.

     10.2 MONITORING OF TRAFFIC AND SALES. Subject to the terms of the Privacy Policy, Sears shall have the right to use any electronic methods available to obtain information about customers, visitors or end users who access the Licensed Website and to collect Sales data, so long as such methods do not unreasonably interfere with the operation of the Licensed Website.

     10.3 CUSTOMER INFORMATION. As between Sears and Licensee, all information and materials (including archived non-professional photographs) collected from or about any customers of the Licensed Business, including customer names, addresses, phone numbers, email addresses, account numbers, demographic, financial and transactional information and personal preference and shopping habit information (collectively, Customer Information") shall be the sole and exclusive property of Sears. Sears hereby grants Licensee a limited license to use the Customer Information for the purpose of promoting the sale of merchandise and services through the Licensed Business. To the extent Licensee and/or any Approved Contractor is required to maintain Customer Information for purposes of operating the Licensed Business in accordance with the terms of this Agreement, Licensee and any Approved Contractors shall maintain Customer Information in a manner that enables Licensee, the Approved Contractor and/or Sears to identify and extract separately: (a) the Customer Information of Sears without extracting or otherwise affecting any Third Party Customer Information; and (b) any Third Party Customer Information without extracting or otherwise affecting the Customer Information of Sears. If requested by Sears, Licensee shall provide to Sears the current database of Customer Information, in a format prescribed by Sears.

     10.4  CONFIDENTIAL BUSINESS INFORMATION.

           10.4.1 Sears' Confidential Business Information. "Sears' Confidential Business Information" means any information, whether disclosed in oral, written, visual, electronic or other form, which Sears or its Affiliates disclose or Licensee observes from Sears, its agents or contractors in connection with Licensee's performance of the services. Sears' Confidential Business Information includes Developments; Sears' or its Affiliates' business plans, strategies, forecasts, projects and analyses; Sears' or its Affiliates' financial information; Sears' or its Affiliates' employee and vendor information; Sears' or its Affiliates' software (including all documentation, code and specifications); hardware and system designs, architectures, structure and protocols; Sears' or its Affiliates' product and service specifications; Sears' or its Affiliates' manufacturing, purchasing, logistics, sales, marketing and other business processes. In addition, Sears' Confidential Business Information shall include information disclosed by Sears or its Affiliates to the Licensee, prior to the Effective Date, during the discussions or negotiations relating to this Agreement or the project(s) which are the subject of this Agreement.

           10.4.2 Licensee's Confidential Business Information. "Licensee's Confidential Business Information" means any information, whether disclosed in oral, written, visual, electronic or other form, which Licensee discloses or Sears observes from Licensee, its agents or contractors in connection with this Agreement, related to the Licensee Software and any User Documentation or which: (a) if in tangible form or other media that can be converted to readable form, is marked clearly as "secret, confidential or proprietary" when disclosed; or (b) if oral or visual, is identified as secret, confidential or proprietary prior to disclosure and is summarized in a writing marked secret, confidential or proprietary and delivered within ten (10) days following the oral or visual disclosure In addition, Licensee's Confidential Business Information shall include "Confidential Information" disclosed to Sears, prior to the Effective Date, during the discussions or negotiations relating to this Agreement or the project(s) which are the subject of this Agreement. Sears' Confidential Business Information and Licensee's Confidential Business Information are collectively referred to herein as "Confidential Business Information".

           10.4.3 Agreement Confidential. Except as otherwise expressly permitted in this Section, the parties will treat the terms and existence of this Agreement as Confidential Business Information. Notwithstanding the foregoing, each party may disclose the terms of this Agreement in connection with the requirements of a public offering or securities filing, provided that the party intending to disclose the terms of this Agreement shall provide the other party with prior written notice, an independent opinion of counsel that such disclosure is required and opportunity to seek confidential treatment of the Agreement, or any portion thereof, and shall cooperate with the other party to obtain confidential treatment of those portions of the Agreement, that each party deems to be confidential and not subject to disclosure.

           10.4.4 Treatment of Confidential Business
     Information. The party receiving Confidential Business Information (the "Receiving Party") from the other party (the "Disclosing Party") shall use such Confidential Business Information only as necessary to perform the services and its other obligations under this Agreement. The Receiving Party shall: (a) restrict disclosure of Confidential Business Information to its employees, agents and contractors (collectively, its "Personnel"), who have a need to know such information to perform the services and who have first agreed to be bound by the terms of this Section 10.4, and (b) require its Personnel to execute a document stating such agreement. In any case, the Receiving Party is liable for any unauthorized disclosure or use of Confidential Business Information by any of its Personnel. Within ten
      (10) calendar days after receiving the Disclosing Party's written request, the Receiving Party shall destroy, in such a manner that it cannot be retrieved, or return to the Disclosing Party (as instructed by the Disclosing Party) any materials containing Confidential Business Information. The Receiving Party shall certify to the Disclosing Party that it has satisfied its obligations under Section 10.4.

           10.4.5 Exceptions to Confidential Treatment.

                  (a) The obligations under Section 10.4
           do not apply to any Confidential Business Information that the Receiving Party can demonstrate:


                      (i) the Receiving Party possessed prior
                  to disclosure by the Disclosing Party
                  without an obligation of confidentiality;

                     (ii) is or becomes publicly available
                  without breach of this Agreement by the
                  Receiving Party;

                    (iii) is independently developed by the
                  Receiving Party without use of any
                  Confidential Business Information; or

                     (iv) is received by the Receiving Party
                  from a Third Party that does not have an obligation of confidentiality to the
                  Disclosing Party.

                  (b) The Receiving Party may disclose
           Confidential Business Information to the extent that, in the reasonable opinion of the Receiving Party's legal counsel, it is legally required to be disclosed. The Receiving Party shall notify the Disclosing Party within a reasonable time prior to disclosure and allow the Disclosing Party a reasonable opportunity to seek appropriate protective measures.

                  (c) The Receiving Party shall have the burden of proving the applicability of any the foregoing exceptions.

           10.5   CONFIDENTIAL PERSONAL INFORMATION.

                  10.5.1 Confidential Personal Information.
           Licensee agrees that all information about Sears' or its Affiliates' individual customers provided by Sears or its Affiliates to Licensee, including names, addresses, telephone numbers, account numbers, customer lists, and demographic, financial and transaction information, and all Customer
           Information (collectively, "Confidential Personal Information"), shall be deemed confidential.
           Section 10.5 shall not apply to information independently developed by Licensee, without the use of Confidential Personal Information, provided that Licensee is not using such information on Sears' or its Affiliates behalf. In the event information may be deemed to be both Sears' Confidential Business Information and Confidential Personal Information, the provisions of Section 10.5 shall control.


           10.5.2 Treatment of Confidential Personal
           Information.

                  (a) Licensee shall use Confidential Personal
           Information only as necessary to perform the services and its other obligations under this Agreement. To the extent Licensee and/or any Approved Contractor is required to maintain Confidential Personal Information for purposes of operating the Licensed Business in accordance with the terms of this Agreement, Licensee and any Approved Contractors shall maintain Confidential Personal Information in a manner that enables Licensee, the Approved Contractor and/or Sears to identify and extract separately: (i) the Confidential Personal Information without extracting or otherwise affecting any Third Party customer information; and (ii) any Third Party customer information without extracting or otherwise affecting the Confidential Personal Information. Licensee shall restrict disclosure of Confidential Personal Information to its Personnel who have a need to know such information to perform the services and who have first agreed to be bound by the terms of
           Section 10.5. Licensee shall require its Personnel to execute a document stating such agreement. Licensee is liable for any unauthorized disclosure or use of Confidential Personal Information by any of its Personnel.

                 (b)  Licensee shall not disclose the
           Confidential Personal Information to any Third Party, including an affiliate of Licensee or a permitted subcontractor, without prior written consent of Sears and the written agreement of such Third Party to be bound by the terms of Section 10.5. Unless otherwise prohibited by law, Licensee shall (i) immediately notify Sears of any legal process served on Licensee for the purpose of obtaining Confidential Personal Information and (ii) permit Sears or its Affiliates adequate time to exercise its legal options to prohibit or limit such disclosure.

                  (c) Licensee shall establish and maintain written policies and procedures designed to ensure the confidentiality of the Confidential Personal Information. Copies of such policies and procedures shall be provided to Sears upon Sears' request.

                  (d) Within ten (10) calendar days following termination of this Agreement or ten (10) calendar days following the completion of a project for which the Confidential Personal Information has been provided, whichever first occurs, Licensee shall, at Sears' discretion, (i) return the Confidential Personal Information to Sears or (ii) certify in writing to the Sears that such Confidential Personal Information has been destroyed in such a manner that it cannot be retrieved.

                  (e) Licensee shall notify Sears promptly upon the discovery of the loss, unauthorized disclosure or unauthorized use of the Confidential Personal Information and shall indemnify and hold Sears and its Affiliates harmless in accordance with Article XI.

                  (f) Licensee shall permit Sears to audit
           Licensee's compliance with the provisions of Section
           10.5 at any time during Licensee's regular business hours.

                  (g) A breach of Section 10.5 shall be grounds for immediate termination of this Agreement in accordance with Section 9.3.

     10.6 INJUNCTIVE RELIEF. In addition to any other rights the Disclosing Party may have under this Agreement, or under applicable law, since unauthorized use or disclosure of the Confidential Business Information and/or the Confidential Personal Information may result in immediate and irreparable injury to the Disclosing Party and/or its Affiliates for which monetary damages may not be adequate, in the event the Receiving Party or any officer, director, employee, agent or subcontractor of the Receiving Party uses or discloses or in the Disclosing Party's sole opinion, the Receiving Party is likely to use or disclose the Confidential Business Information and/or the Confidential Personal Information in breach of the Receiving Party's obligations under this Agreement, the Disclosing Party and/or its Affiliates shall be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance. The Disclosing Party and/or its Affiliates also shall be entitled to the recovery of any pecuniary gain realized by Licensee from the unauthorized use or disclosure of the Confidential Business Information and/or the Confidential Personal Information.

     10.7 SURVIVABILITY. The provisions of Article X shall survive the expiration or termination of this Agreement for any reason.

XI.  DEFENSE AND INDEMNITY

     11.1  BY LICENSEE.



           11.1.1 Defense. Licensee shall defend, at its own expense, all allegations asserted by any Third Party in any claim, action, lawsuit or proceeding (even though such allegations may be false, fraudulent or groundless) against Sears, its Affiliates and subsidiaries and/or their respective directors, officers, employees, agents and independent contractors (collectively, the "Sears Indemnified Parties") arising out of any of the following (collectively, the "Claims"), whether actual or alleged and whether or not Licensee's indemnity obligations under
     Section 11.1.2 apply:

                  (a) personal injury or death of any person, damage to any property or any other damage or loss alleged to result from the development, publication, display, distribution, administration, operation or use of the Licensed Website or Licensed Business Marketing Materials and/or any Sales of goods or services (including the Sears Content), including alleged defamation, invasion of privacy or misappropriation of likeness, antitrust violations or other business injuries;

                  (b) infringement, dilution, or misappropria-tion of any patent or claim of patent, copyright, trademark, service mark, trade name, trade dress, trade secret, right of publicity or other proprietary right in connection with the Licensed Business or any other use by Licensee or Sears (including, without limitation, allegations that the Licensee Marks infringe a Third Party's rights, but excluding any Claims only to the extent of any allegations that the "Sears" name or any trademark, service mark, trade name or trade dress created and owned solely by Sears infringes or misappropriates a trademark, service mark, trade name and/or trade dress owned by a Third Party);

                  (c) advertising and/or trade practices of Licensee, including defamation and/or claims of false advertising, consumer deception, fraud and unfair competition;

                  (d) relations between Licensee and any of Licensee's current or former employees, agents or subcontractors and/or any customer of the Licensed Business, including claims of wrongful termination, discrimination, harassment and denial of benefits, and/or any allegations of employment or co-employment relationships involving Sears;

                  (e) Licensee's breach of any of its obliga-tions undertaken or representations, warranties and/or covenants made in this Agreement;

                  (f) the omission or commission of any act,
           lawful or unlawful, by Licensee, its affiliates and
           subsidiaries and/or their respective directors,
                              41

           officers, employees agents or independent contractors, whether or not such act is within the scope of the authority or employment of such persons;

                  (g) the loss, unauthorized disclosure or unauthorized use of the Confidential Personal
           Information; and/or

                  (h) failure to collect sales, use and any other taxes applicable to the Licensed Business.

Licensee shall use counsel satisfactory to Sears in the defense of all Claims. Sears shall have the right, at its election, to take control of the defense and/or investigation of any Claims and shall have the right to employ and engage attorneys of its own choice to manage and defend such Claims, at Licensee's risk and expense, provided that Sears and its counsel shall proceed with diligence and good faith with respect thereto. If Licensee negotiates a settlement of any such Claim, such settlement shall be subject to Sears' prior written approval, which shall not be unreasonably withheld.

           11.1.2 Indemnity. Licensee shall hold harmless and indemnify the Sears Indemnified Parties from and against any and all claims, demands, actions, lawsuits, proceedings, liabilities, losses, costs and expenses (including fees and disbursements of counsel) incurred by a Sears Indemnified Party in connection with any Claim(s). The provisions of this Section 11.1.2 shall not apply to the extent any injury or damage is determined by a final, non-appealable order of a court of competent jurisdiction to have been caused solely by Sears' negligence or willful misconduct.

     11.2  BY SEARS.

           11.2.1 Defense. Sears shall defend, at its own expense, any claim, action, lawsuit or proceeding (even though such allegations may be false, fraudulent or groundless) brought by a Third Party against Licensee, its Affiliates and subsidiaries and/or their respective directors, officers, employees, agents and independent contractors (collectively, the "Licensee Indemnified Parties") alleging that the "Sears" name or any trademark, service mark, trade name or trade dress created and owned solely by Sears infringes or misappropriates a trademark, service mark, trade name and/or trade dress owned by a Third Party.

          11.2.2 Indemnity. Sears shall hold harmless and indemnify the Licensee Indemnified Parties from and against any and all claims, demands, actions, lawsuits, proceedings, liabilities, losses, costs and expenses (including fees and disbursements of counsel) incurred by a Licensee Indemnified Party due to a claim, action, lawsuit or proceeding brought by a Third Party alleging that the "Sears" name or any trademark, service mark, trade name or trade dress created and owned solely by Sears infringes or misappropriates a trademark, service mark, trade name and/or trade dress owned by a Third Party. The provisions of this Section 11.2.2 shall not apply to the extent any damage is determined by a final, non-appealable order of a court of competent jurisdiction to have been caused by Licensee's negligence or willful misconduct.

     11.3 SURVIVAL. The provisions of this Article XI shall survive the expiration or termination of this Agreement for any reason.

XII. INSURANCE

     12.1 TYPES OF INSURANCE. Licensee shall obtain and maintain, at its sole expense, during the Term of this Agreement the following policies of insurance from companies having a rating of at least A-/VII or better in the current Best's Insurance Reports published by A.M. Best Company and adequate to fully protect Sears as well as Licensee from and against all expenses, claims, actions, liabilities and losses related to the subjects covered by the policies of insurance below:

           (a) Worker's Compensation insurance covering all costs, benefits and liabilities under Workers Compensation and similar laws which may accrue in favor of any person employed by Licensee for all states in which Licensee operates, and Employer's Liability insurance with limits of liability of at least One Hundred Thousand Dollars ($100,000) per accident or disease and Five Hundred Thousand Dollars ($500,000) aggregate by disease. Such insurance shall contain a waiver of subrogation in favor of Sears. Limits of liability requirements for Employer's Liability may be satisfied by a combination of Employer's Liability and Umbrella Excess Liability policies.

           (b) Commercial General Liability insurance, including premises/operations liability, contractual liability, personal and advertising injury liability (including trademark infringement), and products and completed operations liability, with limits of at least One Million Dollars ($1,000,000) for bodily injury and property damage combined. Sears shall be named as an additional insured. Such insurance shall be maintained for three (3) years after this Agreement expires, without renewal, or terminates for any reason.

           (c) Umbrella Excess Liability insurance, including but not limited to, premises/operations liability, contractual liability, personal and advertising injury liability, and products and completed operations liability, with limits of at least Five Million Dollars ($5,000,000) for bodily injury and property damage combined. Sears shall be named as an additional insured. Such insurance shall be maintained for three (3) years after this Agreement expires, without renewal, or terminates for any reason.

           (d) Motor Vehicle Liability insurance, for owned, non-owned and hired motor vehicles used in connection with the Licensed Website, with limits of at least One Million Dollars ($1,000,000) for bodily injury and property damage combined. If only private passenger vehicles are owned or shall be used in conjunction with this Agreement, a Five Hundred Thousand Dollar ($500,000) combined single limit of liability is acceptable. If no vehicles are owned or leased by Licensee, the Commercial General Liability insurance shall be extended to provide insurance for non-owned and hired motor vehicles. Limits of liability requirements may be satisfied by a combination of Motor Vehicle Liability and Umbrella Excess Liability policies.

           (e) Errors and Omissions insurance, covering injury or damage arising out of the rendering of or failure to render professional services, with limits of at least Three
     Million Dollars ($3,000,000) per claim.

           (f) Fidelity insurance with limits of liability of at least Fifty Thousand Dollars ($50,000). Sears shall be named as an additional insured.

           (g) Any other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Licensed Business including protection against loss of Customer Information, hacking and business interruption.

     12.2 NO CANCELLATION WITHOUT NOTICE. Licensee's policies of insurance shall expressly provide that they shall not be subject to material change or cancellation without at least thirty (30) days' prior written notice to Sears Certificate Management Services, c/o Near North Technology Services, P.O. Box 811310, Chicago, Illinois 60681-1310, or other address of which Licensee is notified.

     12.3 CERTIFICATES. Licensee shall furnish Sears with certificates of insurance or, at Sears' request, certified endorsements and/or copies of policies, prior to execution of this Agreement and upon each policy renewal during the Term of this Agreement. If Licensee does not provide Sears with such certificates of insurance or, in Sears' opinion, such policies do not comply with Section 12.1, Sears shall so advise Licensee, and if Licensee does not furnish evidence of acceptable coverage within five (5) calendar days, Sears shall have the right to immediately terminate this Agreement upon written notice to Licensee.

     12.4 EXPIRATION/NON-RENEWAL. If Licensee's policies of insurance expire or are canceled during the Term of this Agreement or are materially modified, Licensee shall promptly notify Sears of such expiration, cancellation or material modification. If such policies of insurance are materially modified such that, in Sears' opinion, such policies do not afford adequate protection to Sears, Sears shall so advise Licensee. If Licensee does not furnish evidence of acceptable replacement coverage within five (5) calendar days after the expiration or cancellation of coverage or the notification from Sears that modified policies are not in compliance with Section 12.1, Sears shall have the right, at its option, to immediately terminate this Agreement upon written notice to Licensee pursuant to Section 9.3. Any approval by Sears of any of Licensee's insurance policies shall not relieve Licensee of any responsibility under this Agreement, including liability for claims in excess of described limits.

XIII.DISPUTE RESOLUTION

     13.1 RELATIONSHIP MANAGER LEVEL PERFORMANCE REVIEW. The Licensee Relationship Manager and Sears Relationship Manager shall meet as often as shall reasonably be required to review the performance of the parties under this Agreement and to resolve any disputes. Written minutes of such meetings shall be kept by Licensee for review and approval by Sears. If these representatives are unable to resolve a dispute within ten (10) calendar days after the initial request for a meeting, then the dispute shall be submitted to an executive level performance review as described in Section 13.2.

     13.2 EXECUTIVE LEVEL PERFORMANCE REVIEW. Face-to-face negotiations regarding any dispute not resolved in accordance with Section 13.1 shall be conducted by senior executive officers of Sears and Licensee. If these representatives are unable to resolve the dispute within ten (10) calendar days after the representatives have commenced negotiations, or twenty (20) calendar days have passed since the initial request for negotiations at this level, then the parties may agree in writing to submit the dispute to mediation.


     13.3 VOLUNTARY, NON-BINDING MEDIATION. If executive-level performance review is not successful in resolving the dispute, the parties may, but shall not be obligated to, mutually agree in writing to submit the dispute to non-binding mediation. Mediation must occur within five (5) business days after the parties agree to submit the dispute to mediation, and the duration of the mediation shall be limited to one (1) business day. The parties mutually shall select an independent mediator experienced in commercial contract disputes, and each shall designate a representative(s) to meet with the mediator in good faith in an effort to resolve the dispute. The specific format for the mediation shall be left to the discretion of the mediator and the designated party representatives and may include the preparation of agreed-upon statements of fact or written statements of position furnished to the other party.

     13.4 CONTINUED PERFORMANCE. Except where clearly prevented by the area in dispute, both parties shall continue performing their obligations under this Agreement while the dispute is being resolved under this Article unless and until the dispute is resolved or until this Agreement is terminated as provided herein.

     13.5 EQUITABLE RELIEF. Notwithstanding anything contained in this Agreement to the contrary, the parties shall be entitled to seek injunctive or other equitable relief whenever the facts or circumstances would permit a party to seek such equitable relief in a court of competent jurisdiction.

XIV. MISCELLANEOUS

     14.1 RELATIONSHIP OF PARTIES. Licensee is an independent contractor. Nothing contained in or done pursuant to this Agreement shall be construed as creating a partnership, agency, or joint venture; and neither party shall become bound by any representation, statement or act of the other party.

     14.2  ASSIGNMENT.

           14.2.1 General. Notwithstanding any other provision contained in this Agreement, except as provided in Section 14.2.2, Licensee shall not assign, transfer, sublicense or convey any of its rights or obligations under this Agreement in whole or in part, without Sears' prior written consent, which consent Sears shall have the right to withhold in its sole and absolute discretion. Licensee acknowledges and agrees that no assignment or other transfer of this Agreement shall be effective until such time as: (a) Releases 1.1, 2.0 and 3.0 each have achieved Certification; (b) Licensee and Kodak have entered into a definitive written agreement that permits Licensee to make, have made and use the Kodak Inventions for purposes of Licensee, its assignees and Sears fulfilling their respective obligations under this Agreement; and (c) the Portrait Archiving Functionality (defined in the Third Amendment) has been successfully implemented and tested, to Sears' sole satisfaction, in all one hundred twenty-five Test Studios (defined in the Third Amendment) (collectively, the "Conditions Precedent to Assignment").

           14.2.2 Change of Control. Any Change of Control of Licensee shall constitute an assignment of this Agreement pursuant to Section 14.2.1, for which Sears' prior written consent is required. Any attempted assignment, transfer, sublicense, conveyance or Change of Control without Sears' prior written consent is void and shall be a cause for termination by Sears under Section 9.3. For purposes of this Agreement, a "Change of Control" means an asset or stock sale, merger, consolidation, or any other transaction or arrangement the effect of which is that fifty percent (50%) or more of the total voting power entitled to vote in the election of Licensee's board of directors (or in the event Licensee is not formed as a corporation, its equivalent) is held by a person or persons other than either the shareholders or members of Licensee, who, individually or as a group, held fifty percent (50%) or more of such voting power immediately prior to such event.

           14.2.3 Assignment to Centrics. At any time after the Conditions Precedent to Assignment have been satisfied, Licensee may request Sears' approval to assign this Agreement to Centrics. Licensee acknowledges and agrees that any such request must satisfy the following conditions to Sears' sole satisfaction:

                  (a) Centrics is duly organized, validly
           existing and in good standing under the laws of the state of incorporation or formation and qualified to do business in those jurisdictions where it is conducting such business, as evidenced by the certificate of incorporation or formation of Centrics and a certificate of good standing with respect to Centrics, each certified by the Secretary of State of the state of incorporation or formation as of a date not more than ten (10) business days prior to the effective date of the assignment hereunder;

                  (b) Centrics agrees, in writing, to be bound by the terms and conditions of this Agreement and the Source Code Escrow Agreement; and

                  (c) Centrics has obtained insurance coverage in accordance with the terms of Article XII of the Agreement and has delivered to Sears evidence of such coverage in accordance with Section 12.3 of the Agreement.

     Notwithstanding the foregoing, Sears shall have the right to withhold its approval for any assignment of this Agreement to Centrics in Sears' sole and absolute discretion. Following a valid assignment to Centrics, Consumer Programs Incorporated shall:

                  (d) own, at all times, no less than fifty percent (50%) of the total voting power entitled to vote in the election of the Centrics Board of Directors;

                  (e) maintain, at all times, sufficient control over the operations of Centrics so as to ensure
           Centrics' performance under this Agreement;

                  (f) remain primarily liable for any and all of CPI's and/or Centrics' defense and indemnification obligations under this Agreement and payment of any and all other amounts due to Sears under this Agreement;

                  (g) remain secondarily liable for Centrics' performance of any other obligation of Licensee under this Agreement;

                  (h) not raise any defenses on behalf of
           either CPI or Centrics for either CPI's or Centrics'
          failure to perform under this Agreement that are not
          related solely to its rights and obligations pursuant to or under this Agreement;

                  (i) remain, along with its Affiliates, subject to the terms of Section 1.4.1 of the Agreement; and


                  (j) permit Sears' rights under Section 6.7 to apply to CPI and any amounts due or owing under any current or future agreement between Sears and CPI.

     In the event CPI fails to abide by the covenants set forth in this Section, Sears shall have the right to terminate this Agreement in accordance with Section 9.3. Following a valid assignment of this Agreement to Centrics, no other assignment shall be permitted under this Section.

     14.3 ASSIGNMENT BY SEARS. This Agreement is fully transferable by Sears and shall inure to the benefit of any transferee or other legal successor to Sears' interest herein.

     14.4 BINDING NATURE. The provisions of this Agreement shall be binding upon Licensee and upon Licensee's successors and assigns and shall be binding upon and inure to the benefit of Sears, its successors and assigns.

     14.5 PUBLICITY. Licensee shall not issue any publicity or press release regarding its contractual relations with Sears or regarding the Licensed Website or the Licensed Business, and Licensee shall refrain from making any reference to this Agreement or to Sears in any prospectus, annual report or other filing required by Federal or state law, or in the solicitation of business without obtaining Sears' prior written approval of such action from Sears Relationship Manager and Sears Public Relations Manager. Licensee shall adhere, at all times, to Sears' policies regarding interaction with the media, related to all communications regarding the Licensed Website, the Licensed Business and this Agreement.

     14.6 CUMULATIVE REMEDIES. The remedies provided in this Agreement are cumulative, and shall not affect in any manner any other remedies that either party may have for any default or breach by the other party. The exercise of any right or remedy shall not constitute a waiver of any other right or remedy under this Agreement or provided by law or equity. No waiver of any such right or remedy shall be implied from failure to enforce any such right or remedy other than that to which the waiver is applicable, and only for that occurrence.

     14.7 BANKRUPTCY. In the event Licensee voluntarily or involuntarily becomes a debtor in a case under the Bankruptcy Code and Licensee or the trustee in bankruptcy rejects this Agreement under Section 365 of the Bankruptcy Code, Sears shall have all of the rights of a licensee under Section 365(n)(1) of the Bankruptcy Code, including, the right to: (a) treat this Agreement as terminated; or (b) retain Sears' rights under this Agreement, specifically including the right to exercise its rights granted herein to the Licensed Website and/or the Licensee Software (and to all work-in-progress relating thereto). Failure by Sears to assert its right to retain its benefits to the intellectual property embodied in the Licensed Website and/or the Licensee Software pursuant to Section 365(n)(1)(B) of the Bankruptcy Code with respect to this Agreement if it is rejected by Licensee or the trustee in bankruptcy shall not be construed by the courts as a termination of such Agreement by Sears under Section 365(n)(1)(A) of the Bankruptcy Code.

     14.8 SEVERABILITY. If any provision in this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been included.

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     14.9  GOVERNING LAW.  This Agreement shall be interpreted
and governed by the internal substantive laws of the State of Illinois, without regard to its conflict of law principles.
This Agreement shall not be effective until it has been received and executed by Sears in Hoffman Estates, Illinois. The federal and/or state courts of Illinois shall have personal and subject matter jurisdiction over, and the parties each hereby submit to the venue of such courts with respect to, any dispute arising pursuant to this Agreement, and all objections to such jurisdiction and venue and hereby waived.

     14.10 HEADINGS. The paragraph titles in this Agreement are for the mere convenience of the parties, and shall not be considered in any construction or interpretation of this Agreement.

     14.11 INTERPRETATION. The parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement. As used herein, "include" and its derivatives (including, "e.g.") shall be deemed to mean "including but not limited to". The following order of precedence shall be followed in resolving any inconsistencies between the terms of this Agreement and the terms of any Schedules, Exhibits, Attachments, Addenda and other documents attached hereto: (a) first, the terms contained in the body of this Agreement; (b) second, the terms of the other Schedules, Exhibits, Attachments and Addenda to this Agreement, provided that no order of precedence shall be applied among such Schedules, Exhibits (excluding the Master Project Plan and any Release-specific Project Plans), Attachments and Addenda; (c) third, the terms of a Release-specific Project Plan; (d) fourth, the terms of the Master Project Plan; and
(e) fifth, User Documentation.

     14.12 NOTICES. All notices provided for or which may be given in connection with this Agreement shall be in writing and given by personal delivery, certified mail with postage prepaid and return receipt requested or its equivalent, such as private express courier, or by facsimile transmission (with a confirmation copy sent by regular mail).


                 Notices given by Licensee to Sears shall be addressed to:

                      SEARS, ROEBUCK AND CO.
                      Attention: Vice President and General
                      Manager of Licensed Businesses
                      Department 725
                      Location: E3-348B
                      3333 Beverly Road
                      Hoffman Estates, Illinois  60179

                 With a copy to:

                      SEARS, ROEBUCK AND CO.
                      Attention:  General Counsel

                              49

                      3333 Beverly Road
                      Hoffman Estates, Illinois  60179

                 Notices given by Sears to Licensee shall be addressed to:

                      CONSUMER PROGRAMS INCORPORATED
                      Attention: President
                      1706 Washington Avenue
                      St. Louis, Missouri  63103

                 With a copy to:

                      CONSUMER PROGRAMS INCORPORATED.
                      Attention:  General Counsel
                      1706 Washington Avenue
                      St. Louis, Missouri  63103

Notices if so sent by mail shall be deemed to have been given when deposited in the mail or with the private courier and if so sent by facsimile transmission shall be deemed to have been given when sent. All changes of address must be communicated to the other party in writing.

     14.13 INCORPORATION OF RECITALS. The Recitals set forth on page one of this Agreement are hereby incorporated into this Agreement by this reference and made a part of this Agreement.

     14.14 ENTIRE AGREEMENT. This Agreement, together with all Schedules, Attachments, Addenda and Exhibits thereto, sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties including the Letter Agreement, dated November 15, 2000, as amended (the "Letter Agreement"), between the parties; provided, however, that the confidentiality and indemnification obligations of the parties under this Agreement also shall apply for the term of the Letter Agreement, which term commenced on November 15, 2000 and remained in effect until the Effective Date. This Agreement shall not be supplemented, modified or amended except by a written instrument signed by duly authorized representatives of Licensee and Sears, and no other person has or shall have the authority to supplement, modify or amend this Agreement in any other manner.

               [SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have caused their respective authorized representatives to execute this Agreement as of the Effective Date.

                    SEARS, ROEBUCK AND CO.

                    By: /s/ Jack Krings
                        ---------------------------------------
                            Jack Krings

                    Its: Vice President and General Manager,
                         Licensed Businesses


                    CONSUMER PROGRAMS INCORPORATED

                    By: /s/ Alyn V. Essman
                        ---------------------------------------
                            Alyn V. Essman

                    Its: Chairman and Chief Executive Officer



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